ADVANCE AGREEMENT

This Advance Agreement ("Agreement") is entered into by and between Zoo Entertainment, Inc., a Delaware corporation, (herein "**Zoo**"), and Solutions 2 GO Inc., a Canadian corporation, and Solutions 2 Go, LLC a California limited liability company (Solutions 2 GO Inc. and Solutions 2 Go, LLC collectively "**S2G**" and each an "**S2G Party**") (Zoo and S2G collectively the "**Parties**,") this 31st day of August, 2009.

Recitals

WHEREAS, the S2G and Zoo Publishing, Inc., a New Jersey corporation of which Zoo is the ultimate parent company, have entered into those certain distribution agreements of even date herewith, attached hereto as Exhibit A ("**Distribution Agreements**"), under which S2G shall receive certain exclusive distribution rights related to the sale and distribution of Zoo products;

WHEREAS, S2G anticipates purchasing a significant amount of products pursuant to the Distribution Agreements, and in exchange for certain concessions in the Distribution Agreements has agreed to make a refundable payment in advance of its purchases subject to the terms and conditions set forth below;

NOW THEREFORE, in consideration for the premises set forth herein, the Parties agree as follows:

AGREEMENT

1. **Advance.**

(a) Advance Payment. Upon execution of this Agreement, S2G shall make a refundable advance to Zoo in the amount of $1,999,999 (USD) (the "**Advance**") under the terms as set forth herein.

(b) Interest. From the date hereof and thereafter until recoupment of the Advance in full, interest on the outstanding amount hereof shall accrue at the rate of ten percent (10%) per annum. Interest shall be computed hereunder based on a 365-day year and the actual number of days (including the first day and excluding the last day) occurring in the period for which interest is calculated. The amount of the Advance, together with the accrued interest that has not been recouped pursuant to the terms of this Agreement is hereinafter referred to as the "**Unrecouped Advance**". For purposes of computing the interest owed for the Unrecouped Advance, any recoupment against the Unrecouped Advance set forth on the Monthly Reports shall be deemed paid as of the last day of the month to which such Monthly Report applies.

(c) Repayment.

(i) The amount of any Unrecouped Advance outstanding per the Monthly Report (defined below) for the month of August, 2010 delivered to Zoo no later than September 10, 2010 shall be repaid in its entirety to S2G, by wire transfer, no later than September 15, 2010 ("Maturity Date"). The obligation to repay the Unrecouped Advance balance by September 15, 2010 is absolute, and shall not be affected by any pending audit pursuant to subsection (f) of this section, any accounting arbitration pursuant to Section 20 below, or any other claim or offset whatsoever. Zoo's obligations to the S2G Parties under this Agreement shall be joint and several. Nevertheless, Solutions 2 GO Inc. (Canada) shall act as agent for S2G with respect to payments made by Zoo hereunder. Any payment to S2G required under this Agreement shall be remitted to Solutions 2 GO Inc. (Canada), at the address provided in Section 8. The Advance shall be recouped, in whole or in part, from sales generated by S2G of Product purchased by S2G under the Distribution Agreements ("**S2G Sales**"). Thirty percent (30%) of the Gross Margin (defined below) on the S2G Sales shall be applied to a recoupment of the Advance ("**Monthly Recoupment**") until the earlier of (i) the date on which the amount of the Unrecouped Advance has been reduced to zero by allocations of the Monthly Allocation on the Monthly Reports, or (ii) the Maturity Date, on which any Unrecouped Advance shall be repaid by wire transfer as described above. For purposes of this Agreement, the term "**Gross Margin**" with respect to any Product means the amount of any S2G Party's Net Sales in respect of such Product less the purchase price paid in respect of such Product. "**Net Sales**" for any measurement period and with respect to any S2G Party, means the amount invoiced for sales of Product during such period reduced by all returns, allowances, price protection rebates, bad debt deductions, and credits granted to, or deducted in connection with, such S2G Party's customers in respect of such Product applicable to such measurement period. "**Product**" means the video games and other products that are the subject of the Distribution Agreements.

(ii) Acceleration. Notwithstanding the provisions of Section C(i) above, if, at any time prior to the recoupment of the Advance in full, Zoo receives proceeds in connection with any sale of securities, or otherwise raises additional capital, exceeding an aggregate of five million dollars ($5,000,000) ("Additional Capital Transaction"), other than under the Anticipated Qualified Financing, (as that term is defined in Section 2 hereof), the entire Unrecouped Advance under this Agreement shall at once become due and payable in full as of the funding date of the Additional Capital Transaction without written notice of acceleration to Zoo, such notice Zoo hereby expressly waives. For purposes of this section 1(c)(ii), the term "Additional Capital Transaction" shall include, but not be limited to the sale or issuance of any security by Zoo, or any

subsidiary of Zoo, of any kind or character whatsoever, where "security" is given its broadest meaning including stock, warrants, options, convertible notes, and similar instruments of all types.

(d) Currency Translation. All S2G Sales, Net Sales and Gross Margin shall be computed, reported and credited to recoupment in U.S. dollars. If such sales are invoiced in other than U.S. dollars, S2G shall use the conversion rate equal to the "Average Rate for that Period". The "**Average Rate for that Period**" means the "Average Rates for each Month" in that period. The "**Average Rate for each Month**" means the average of the daily exchange rate on the first and last day of each calendar month as reported as "Benchmark Currency Rates" on Bloomberg.com.

(e) Reports. No later than ten days following each calendar month, S2G shall provide a report ("**Monthly Report**") to Zoo, showing the amount of S2G Sales, Net Sales, the Gross Margin on those sales, the Monthly Recoupment for that month, and such other information as Zoo may reasonably request to confirm the amount of the Monthly Recoupment. For avoidance of doubt and as an example, the Monthly Report for September would be due no later than October 10. For the purposes of determining the amount to be repaid to S2G on September 15, 2010 pursuant to section 1(a) above, the amount stated as the Unrecouped Advance on the Report for August, 2010, issued on September 10, 2010 shall be the balance of the Unrecouped Advance due and payable on the Maturity Date.

(f) Audit. Each S2G Party shall maintain for a period of two (2) years after the end of the year to which they pertain, complete records needed in order to calculate and confirm S2G's calculations of the amounts of the Unrecouped Advance hereunder including but not limited to, all information concerning the Products sold and distributed by such S2G Party. Upon reasonable prior notice, Zoo will have the right, exercisable not more than once every twelve (12) months (unless a discrepancy shall previously have been found), to examine or have its agents examine, such books, records and accounts during any S2G Party's normal business hours to verify the calculations made by S2G of the amounts applied to recoupment hereunder, subject to execution of S2G's standard confidentiality agreement by such agents; provided, however, that execution of such agreement will not preclude such agents from reporting results to Zoo. No audit shall take place during the first three (3) weeks of any quarterly accounting period. The cost of such inspection shall be borne by Zoo, unless such inspection shows that Zoo has been under-credited by more than 7.5%. Any under-credit shall be applied by S2G in reduction of the amount of the Unrecouped Advance upon receipt of the inspection report. If Zoo has repaid the amount of the Unrecouped Advance prior to the issuance of the inspection report, any under-credit

amount shall be repaid to Zoo in US dollars by S2G by wire transfer. If S2G, disputes any inspection report submitted by Zoo, the Parties shall have 15 days to resolve the dispute and agree on the proper amount of the recoupment. If the dispute is not resolved within that 15 day period, the amount shall be submitted to arbitration pursuant to Section 20 below.

2 **Equity.** As additional consideration for the Advance, and subject to adjustment as set forth below, immediately following the consummation of the "Anticipated Qualified Financing" (defined below), Zoo shall issue warrants to S2G for the purchase of 7,665,731 of Zoo's outstanding common shares at $0.30 per share (the "**Warrants**"). A copy of the Warrant is attached hereto as Exhibit B. (The Warrant, together with this Agreement, the Distribution Agreements, Disbursement Authorization and the Personal Guaranties are referred to as the "**Transaction Agreements**"). The Warrants shall be considered earned in full by S2G immediately upon their issuance. The parties hereto acknowledge that the number of shares purchasable under the Warrant (the "**Warrant Shares**") is intended to represent approximately six (6%) percent of Parent's "Modified Fully Diluted Shares" (defined below) after the occurrence of a the "Anticipated Qualified Financing" as calculated pursuant to that certain capitalization table attached hereto as Exhibit C, and previously delivered to S2G by Zoo (the "**Cap Table**"). If the Anticipated Qualified Financing raises any amount other than $15,150,000, then the Modified Fully Diluted Shares shall be recalculated in the same manner as set forth in the Cap table and the amount of the Warrant Shares shall be increased or reduced, as the case may be, to an amount equal to six (6%) of the recalculated Modified Fully Diluted Shares. As used herein, "**Anticipated Qualified Financing**" means (i) a sale of the common shares of Parent that results in gross proceeds to Parent in connection with that certain Private Placement memorandum dated July 29, 2009, plus (ii) the exchange of certain convertible notes issued by Parent in the aggregate original principle amount of $11,150,000 for shares of Parent common stock; and "**Modified Fully Diluted Shares**" means the total outstanding shares determined as if all outstanding convertible stock, warrants, and stock options that are, directly or indirectly, convertible into common stock of Parent at a price of $0.75 or less had been so converted into common stock.

3. **Personal Guarantees.** Zoo's obligation to repay the Advance shall be secured by joint and several personal guaranties from Mark Seremet, Ryan Brant, and David RoseNbaum ("Guarantors") in the amount of $1,999,999 for the term of this Agreement. The Guaranties shall be in the form attached hereto as Exhibit D.

4. **Affirmative Covenants.** Zoo covenants and agrees that, from the date hereof and until the Unrecouped Advance has been reduced to zero, unless S2G shall otherwise consent in writing, Zoo shall comply with the following requirements:

(a) Government Compliance. Zoo shall maintain legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to constitute a materially adverse effect. Zoo shall comply in all material respects with all laws, ordinances and regulations to which it is subject.

(b) Corporate Existence. Zoo is required to preserve and maintain its corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for Zoo to conduct business in such states.

(c) Necessary Actions. Zoo is required to cause to be done all things necessary to preserve, renew and keep in full force and effect, its rights, license, permits and franchises (if any) and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names (if any) and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterment's and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(d) Legal Proceedings. Zoo is required to give prompt written notice to S2G of any proceedings instituted against Zoo in any federal or state court or before any commission or other regulatory body, federal, state or local, which if adversely determined, would have a materially adverse effect upon Zoo's business, operations, properties, assets, or conditions, financial or otherwise.

(e) Books, Records, and Reports. At all times, Zoo is required to keep proper books of records and accounts in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles ("GAAP"). In the Event of Default, as defined in Section 7, Zoo hereby authorizes S2G to make or cause to be made, at Zoo's expense, and in such reasonable manner and at such reasonable times S2G may require:

(i) Annual inspections and audits of any books, records, and papers in the custody or control of Zoo or others, relating to Zoo's financial

or business conditions, including the making of copies thereof and extracts therefrom, and

(ii) Inspections and appraisals of any of Zoo's assets.

(f) Financial Statements. Zoo agrees to furnish to S2G:

(i) Within ten (10) days from the last day of each month, Zoo's internally prepared monthly financial statements prepared in accordance with GAAP consistently applied.

(ii) Within one hundred twenty (120) days after the end of each calendar year or fiscal year, whichever may be applicable, Zoo's internally prepared annual financial statements prepared in accordance with GAAP consistently applied.

(iii) Promptly, from time to time, such other information such other information regarding Zoo's operations, assets, business, affairs and financial conditions, as S2G may reasonably request.

(g) Adverse Change. Promptly advise S2G of (i) all litigation proceedings affecting Zoo; (ii) any material adverse change in Zoo's condition, financial or otherwise, or (iii) any default hereof or of the occurrence of any event which upon notice or lapse of time or both would constitute a default.

(h) Accounting. Maintain a standard system of accounting in accordance with GAAP.

(i) Additional Instruments. Promptly execute and deliver or cause to be executed and delivered to S2G all such additional and/or supplemental other instruments and documents from time to time as S2G deems necessary or appropriate for the performance of Zoo's obligations under this Agreement.

(j) Expenses. Pay all expenses incurred by S2G, including out of pocket expenses, in the preparation and execution of the Transaction Agreements, including, but not limited to, legal and advisory fees, (not to exceed $80,000).

(k) Tax Payments. Pay all federal, state, and local taxes, including income, payroll, real estate and sales taxes of the business when they come due.

5. **Negative Covenants.** Zoo covenants and agrees that, until payment in full of the principal of, and interest on, the Advance and any other indebtedness of Zoo to S2G, whether now existing or arising hereafter, unless S2G shall otherwise consent in writing, Zoo shall not, directly or indirectly:

(a) Dividends. Make any distributions of cash or property, or both, or make payments on any indebtedness owed, to the shareholders of Zoo (or any trust of which any shareholder is a trustee and/or beneficiary), or directly or indirectly, redeem, purchase or otherwise acquire for a consideration, any such equity interests.

(b) Indebtedness. Zoo will not create, incur, assume or suffer to exist (nor allow any of its subsidiaries to create, incur, assume or suffer to exist) any new indebtedness, except for:

(i) indebtedness owed to S2G, including without limitation, the Advance;

(ii) indebtedness of Zoo for taxes, assessments and governmental charges or levies not yet due and payable;

(iii) unsecured current liabilities of Zoo (other than for money borrowed or for purchase money indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

(iv) any other working capital indebtedness incurred by Zoo upon customary terms in the ordinary course of business.

6. **Representations and Warranties**. In order to induce S2G to enter into this Agreement, Zoo makes the following representations and warranties to S2G. The representations and warranties set forth herein are true, correct, and complete, in all material respects, and shall be true, correct, and complete, in all material respects, as of the date of the making of the Advance. Such representations and warranties shall survive the execution and delivery of this Agreement:

(a) Due Organization and Qualification. Zoo (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a material adverse change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Agreements to which it is a party and to carry out the transactions contemplated thereby.

(b) Due Authorization. The execution, delivery, and performance by Zoo of the Transaction Agreements have been duly authorized by all necessary action on the part of Zoo.

(c) No Conflict. The execution, delivery, and performance by Zoo of the Transaction Agreements to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to

Zoo or its subsidiaries, the governing documents of any Zoo or its subsidiaries, or any order, judgment, or decree of any court or other governmental authority binding on Zoo or its subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of Zoo or its subsidiaries, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any assets of Zoo, or (iv) require any approval of Zoo's shareholders or any approval or consent of any person under any material contract of Zoo, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a material adverse change.

(d) Governmental Consents The execution, delivery, and performance by Zoo of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration (other than registration of securities in accordance with the provisions of the Warrant) with, consent, or approval of, or notice to, or other action with or by, any governmental authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect.

(e) Litigation. Except as have been disclosed to S2G in writing, there are no actions, suits, or proceedings pending or, to the best knowledge of Zoo, threatened in writing against Zoo, any of its subsidiaries.

(f) Compliance with Laws Neither Zoo nor any of its subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a material adverse change.

(g) No Material Adverse Change All historical financial statements relating to Zoo and its subsidiaries that have been delivered by Zoo to S2G have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Zoo's and its subsidiaries' consolidated financial condition as of the date thereof and results of operations for the period then ended. Since March 31, 2009, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a material adverse change with respect to Zoo and its subsidiaries.

(h) Solvency. Zoo and its subsidiaries are solvent.

(i) Fraudulent Transfer No transfer of property is being made by Zoo and no obligation is being incurred by Zoo in connection with the transactions contemplated by this Agreement or the other Transaction Agreements with the intent to hinder, delay, or defraud either present or future creditors of Zoo.

(j) Payment of Taxes All tax returns and reports of Zoo and its subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Zoo and its subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Zoo and each of its subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. Zoo knows of no proposed tax assessment against it or any of its subsidiaries that is not being actively contested by Zoo or such subsidiary diligently, in good faith, and by appropriate proceedings.

(k) Inventory Records. Zoo keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its subsidiaries' inventory and the book value thereof.

7. **Event of Default.**

(a) Definition. For purposes of this Note, an "Event of Default" shall be deemed to have occurred if:

(i) Zoo fails to pay when due and payable (whether at maturity or otherwise) the Unrecouped Advance under this Agreement, and such failure to pay is not cured within fifteen (15) days after Zoo receives a written notice of the occurrence thereof;

(ii) Zoo fails to perform or observe any other provision contained in this Agreement or the other Transaction Agreements, and such failure is not cured within fifteen (15) days after Zoo receives a written notice of the occurrence thereof; or

(iii) Zoo makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Zoo bankrupt or insolvent; or any order for relief with respect to Zoo is entered under the Federal Bankruptcy Code; or Zoo petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Zoo, or of

any substantial part of the assets of Zoo, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary) relating to Zoo under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Zoo and either (A) Zoo by any act indicates its approval thereof, consent thereto or acquiescence therein, or (B) such petition, application or proceeding is not dismissed within sixty (60) days.

(b) Consequences of Events of Default.

(i) In an Event of Default, S2G, at its option, may demand the entire amount of the Unrecouped Advance, together with any other sums due hereunder immediately due and payable. If S2G demands immediate payment of any or all of the Unrecouped Advance, Zoo shall promptly pay to S2G all such amounts due and payable.

(ii) Upon an Event of Default, Zoo shall pay S2G all costs and expenses of collection, including, without limitation, reasonable attorneys' fees and legal costs incurred or paid by S2G on account of such collection. Any failure on the part of S2G to enforce any provision of this Agreement whether upon an Event of Default or otherwise shall not constitute a waiver of any right of S2G or of any remedy otherwise available to S2G under applicable law.

(iii) S2G shall also have any other rights which such holder may have pursuant to applicable law.

(iv) In an Event of Default, S2G may proceed concurrently against the Guarantors and Zoo.

8. **Notices**. All notices, requests or other communications given under this Agreement shall be given in writing at the address specified below:

S2G: Solutions 2 GO Inc.
190 Statesman Drive
Mississauga, ON L5S-1X7
Canada

with copies to: David Stier
4950 Yonge Street, Suite 900
Toronto, Ontario M2N 6K1
Canada

Solutions 2 Go, LLC.

1815 Carnegie Ave
Santa Ana, CA 92705

with copies to: Ellis G. Wasson, Esq.
Gartenberg Gelfand Wasson & Selden LLP
3010 Old Ranch Parkway, Suite 340
Seal Beach, CA 90740

Zoo: Zoo Entertainment, Inc.
c/o Zoo Publishing, Inc.
3805 Edwards Road
Suite 605
Cincinnati, Ohio 45209
Attn: President

with copies to: Paul Berg
Berkowitz, Trager & Trager LLC
8 Wright Street
Westport, Connecticut 06880

Any Party may change its address for notices hereunder by notice to each other Party hereunder given in accordance with this Section. Each notice, request or other communication shall be effective (a) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (b) if given by any other means, when delivered at the address specified in this Section.

9. **Severability**. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10. **Successors and Assigns**. This Agreement and all obligations of Zoo hereunder shall be binding upon the successors and assigns of Zoo (including any trustee or debtor-in-possession on behalf of such Zoo) and shall, together with the rights and remedies of S2G hereunder, inure to the benefit of, and be enforceable by, S2G and its successors and assigns. Zoo may not assign, sell, hypothecate or otherwise transfer any interest in or obligations under this Agreement.

12. **Counterparts**. This Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one

agreement. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by S2G, electronic means, all of which shall be equally valid.

13. **Governing Law**. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE TRANSACTION AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ZOO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES OR ORANGE COUNTY, CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ZOO AND S2G PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS, PROVIDED, THAT S2G AND ZOO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY. ZOO AND EACH S2G PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND ZOO AND EACH S2G PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. ZOO AND EACH S2G PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH ZOO AT THE ADDRESS SET FORTH IN SECTION 8 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

14. **Waiver of Jury Trial; Judicial Reference.**

(a) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING

HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG S2G AND ZOO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(b) The Parties intend and agree that Section 14(a) hereof, in which the Parties agree to waive their rights to a jury trial, is valid and shall be given effect. If, however, any action or proceeding is filed in a court of the State of California by or against any Party hereto in connection with any of the transactions contemplated by this Agreement or any other loan document, and if, in that action or proceeding Section 14(a) hereof is held to be invalid or unenforceable for any reason, the Parties hereby agree that this provision shall be the sole method for dispute resolution. If Section 14(a) hereof is held to be invalid or unenforceable, the Parties agree that, pursuant to California Code of Civil Procedure Section 638, et seq. (collectively, "<u>Section 638</u>"):

(i) the Parties shall move the court to appoint one referee to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any Party, any such issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court;

(ii) the Parties shall base this request upon the fact that they are Parties to a written contract that provides that any controversy arising therefrom shall be heard by a referee, and the Parties hereto intend that this Section 10(b) create a reference agreement within the meaning of Section 638;

(iii) the Parties shall confer in good faith and seek to agree upon a referee and move that such person be appointed;

(iv) if the Parties are unable to agree upon the person who shall serve as referee within 30 days following the filing of the complaint, then each party shall submit to the court within ten days thereafter

up to three nominees for appointment as referee and shall move the court to appoint one person from among the nominees against whom there is no legal objection; each person nominated by a party must either be (A) a former or retired judge with experience adjudicating commercial cases or (B) an attorney with at least ten years of experience litigating commercial disputes; and

(v) The parties shall be equally responsible to pay all fees and expenses of any referee appointed in such action or proceeding unless the referee, based on equitable considerations, rules otherwise.

15. **Section Titles**. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the Parties hereto.

16. **No Strict Construction**. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

17. **Advice of Counsel**. Each of the Parties represents to each other Party hereto that it has discussed this Agreement with its counsel or has voluntarily chosen not to consult with counsel.

18. **Complete Agreement.** This Agreement, including all Exhibits attached hereto, together with the other Transaction Agreements, sets forth the complete agreement of the Parties with regard to the subject matter hereof and supersedes all prior agreements, whether oral or written, between Parties concerning the subject matter hereof.

19. **Confidentiality**. The Parties agree that any disclosure to a third party other than the Parties' senior executive officers, board of directors, legal counsel, accountants and financial advisors, without the consent of the other Party, is strictly prohibited.

20. **Accounting Disputes**.

(a) Notwithstanding Section 14 above, in the event the parties dispute any inspection report issued by Zoo under Section 1(e) above, the parties shall jointly submit their dispute to a national or regional accounting firm with offices in Los Angeles, California, mutually selected by them and with respect to which no party hereto has had any relationship in the past three

years (the "**<u>Arbitrating Accountant</u>**") for final determination, whose determination shall be made within thirty (30) days of the date the dispute is submitted to the Arbitrating Accountant; provided, however, that the determination of the Arbitrating Accountant shall be limited exclusively to the determination of the amount applied to recoupment and related accounting matters, as applicable, and shall not in any manner address the interpretation or legal effect of any other provision of this Agreement. The Arbitrating Accountant shall be permitted to conduct its own independent investigation of the disputed items as well as hear presentations of the disputed items from the parties. The fees and expenses of the Arbitrating Accountant will be shared by the parties equally. The Arbitrating Accountant's determination shall be final and binding on the Parties and shall be enforceable in a court of law.

(b) For purposes of complying with this Section 20, the Parties will promptly furnish to each other and to the Arbitrating Accountant such work papers and other documents and information relating to the disputed items as the Arbitrating Accountant may request and are available to that party and will be afforded the opportunity to present to the Arbitrating Accountant any material related to the disputed items and to discuss the items with the Arbitrating Accountant. The Parties may require that the Arbitrating Accountant enter into a customary form of confidentiality agreement with respect to the work papers and other documents provided to the Arbitrating Accountant pursuant to this Section 20.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

"Zoo":

Zoo Entertainment, Inc.

By: ______________________

Its: CEO

Date: 8.31.09

"S2G"

Solutions 2 Go, LLC, California

By: ______________________

Its: ______________________

Date: ______________________

Solutions 2 GO Inc., a Canadian Corporation

By: ______________________

Its: ______________________

Date: ______________________

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

"Zoo":

Zoo Entertainment, Inc.

By:____________________________

Its: ____________________________

Date: ___________________________

"S2G"

Solutions 2 Go, LLC, California

By:____________________________

Its: Chairman

Date: 8/31/07

Solutions 2 GO Inc., a Canadian Corporation

By:____________________________

Its: ____________________________

Date: ___________________________

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

"Zoo":

Zoo Entertainment, Inc.

By:______________________________

Its: ______________________________

Date: ______________________________

"S2G"

Solutions 2 Go, LLC, California

By:______________________________

Its: ______________________________

Date: ______________________________

Solutions 2 GO Inc., a Canadian Corporation

By:______________________________

Its: President

Date: August 31, 2009

Exhibit A
Distribution Agreements

EXCLUSIVE DISTRIBUTION AGREEMENT

BETWEEN

SOLUTIONS 2 GO INC. AND ZOO PUBLISHING, INC.

The parties to this Exclusive Distribution Agreement ("Agreement") dated August 31, 2009 (the "Effective Date") are **SOLUTIONS 2 GO Inc.**, a Canadian corporation ("**DISTRIBUTOR**"); and **ZOO PUBLISHING, INC**., a New Jersey corporation ("**PUBLISHER**").

Whereas PUBLISHER owns rights to those video games and related software and products listed on Exhibit A ("**Products**" each a "**Product**") attached hereto for those certain platforms described in Exhibit A, which may include, Nintendo DS, Nintendo Wii, Microsoft X-Box 360, Sony Playstation III, and Sony PSP (each a "**Platform**"; Nintendo; Sony, Microsoft each a "**Platform Provider**"). PUBLISHER is the publisher of the Product in the United States under its label "Zoo Games". DISTRIBUTOR is a distributor of video games and related products and now wishes to distribute the Product in Canada under the terms and conditions of this Agreement. Therefore, the parties agree as follows:

1. Definitions.

(a) *Direct Manufacturing Costs.* "Direct Manufacturing Costs" means the actual cost paid by PUBLISHER for Product disk or cartridge replication, as the case may be, and packaging, including shipping.

(b) *Exclusive Territory.* "Exclusive Territory" means Canada.

2. Exclusive Distribution Rights.

(a) *Distribution Rights.* Subject to the terms and conditions of this Agreement, PUBLISHER, hereby grants to DISTRIBUTOR the exclusive right to market, sell and distribute (collectively "**Distribution Rights**") the Product in the Exclusive Territory for the "Term" (as defined in Paragraph 8 below). PUBLISHER shall not sell directly to, nor grant Distribution Rights to any third party for the Product in the Exclusive Territory during the Term. Notwithstanding anything to the contrary which may be contained in this Agreement, in the event Publisher loses the rights to any Product during the Term, Publisher shall so notify Distributor and such Product shall be deemed deleted from Exhibit A and such shall no longer be considered a Product.

(b) *Trademark License.* During the Term of this Agreement (and any applicable Sell-Off period), PUBLISHER hereby grants DISTRIBUTOR the non-

assignable, non-exclusive right to use PUBLISHER's and/or its licensor's trademarks, trade names, logo, characters, designs, and artwork created for and used with the Product for the sole purpose of distributing, selling, advertising, publicizing and promoting the Product in the Exclusive Territory as permitted by this Agreement. DISTRIBUTOR agrees that PUBLISHER's trademarks, trade names, logos, characters, designs, artwork and copyrights remain the exclusive property of PUBLISHER or its licensor, and that DISTRIBUTOR will not obtain any ownership rights in or to such trademarks.

(c) *Reserved Rights.* All rights not expressly granted herein are reserved by PUBLISHER including, without limitation, internet sales, cable and electronic distribution rights, all rights to conversions of or sequels to the Product, all rights outside the Exclusive Territory, merchandising rights and any other exploitation of the characters, story lines or content contained in the Product.

(d) *Unauthorized Distribution.* PUBLISHER will not allow or authorize orders for the Product for distribution in the Exclusive Territory during the Term by any entity other than DISTRIBUTOR and will take reasonable steps (including without limitation appropriate contractual restrictions) to ensure that entities that order the Product for distribution outside the Exclusive Territory do not distribute the Product directly or indirectly in the Exclusive Territory. In the event of any unauthorized distribution of the Product in the Exclusive Territory, PUBLISHER hereby authorizes DISTRIBUTOR to enforce PUBLISHER's rights to stop such unauthorized distribution subject to PUBLISHER's prior written consent and, at DISTRIBUTOR's request and expense. Publisher will take all reasonable steps to cooperate with and assist the DISTRIBUTOR's efforts to stop such unauthorized distribution. DISTRIBUTOR shall not exercise any of the Distribution Rights outside the Exclusive Territory.

(e) *Consumer Support and Warranty Information.* PUBLISHER, under its own name or under its "Zoo" label, shall provide the consumer warranty information in the user manual and on the packaging and shall be solely responsible for all warranties and consumer support for the Product.

(f) *Obligations of Distributor.* The DISTRIBUTOR shall, subject to the terms of this Agreement and consistent with its own policies, practices and procedures, use its commercially diligent efforts to sell, promote, distribute and otherwise exploit the Products throughout the Exclusive Territory consistent with DISTRIBUTOR'S efforts to sell and distribute its other published products.

(g) *Inventory Shortages-Allocation Preference.* In the event PUBLISHER experiences a shortage in inventory of any Product, PUBLISHER shall first completely fulfill any order made by DISTRIBUTOR before allocating such Product among its other customers, provided that any such order by DISTRIBUTOR is accompanied by either a full or partial payment as required under this Agreement.

3. Manufacture and Ordering of Product. Subject to the terms and conditions of this Agreement, DISTRIBUTOR shall order units of each Product from PUBLISHER. In the event that PUBLISHER cannot provide the requested Product to DISTRIBUTOR within reasonable delivery schedules for any reason, then, subject to the prior written approval of PUBLISHER not to be unreasonably withheld, DISTRIBUTOR shall have the right to order such Products directly from the Platform Provider or other authorized manufacturer. In the event PUBLISHER grants such permission, PUBLISHER agrees to provide such documents as DISTRIBUTOR may reasonably require to allow DISTRIBUTOR to order products directly from the authorized manufacturer under PUBLISHER's license and/or publishing agreement with the applicable Platform Provider or other authorized manufacturer.

4. Price and Payment.

(a) *Unit Orders; Advance Agreement Pricing.* DISTRIBUTOR may purchase an unlimited number of finished units of the Product from PUBLISHER for PUBLISHER's Direct Manufacturing Cost (such cost and the terms of payment thereof are more fully detailed in **Exhibit 4(a))** for so long as there is any Unrecouped Advance, as defined in, and under the terms of, that certain Advance Agreement between Distributor and Zoo Entertainment, Inc., the ultimate parent company of Publisher, dated of even date herewith (the "**Advance Agreement**"). Capitalized terms not otherwise defined in this Agreement shall have the meaning as defined in the Advance Agreement.

(b) *Post Advance Agreement Pricing.* At any time during the Term, and from and after the date that the Unrecouped Advance has been reduced to zero, DISTRIBUTOR may purchase an unlimited number of finished units of the Product from PUBLISHER for the prices and on the terms of payment set forth on **Exhibit 4(b).**

(c) *Currency.* All pricing shall be computed and paid at the address specified in this Agreement in U.S. dollars.

5. Representations and Warranties.

(a) *DISTRIBUTOR Representations.* DISTRIBUTOR represents and warrants to PUBLISHER that: (i) DISTRIBUTOR possesses full power and authority to enter into this Agreement and to fully perform its obligations hereunder; (ii) this Agreement has been executed by its duly authorized representative; and (iii) by entering into this Agreement DISTRIBUTOR will not violate any agreements with or legal obligation to any third parties.

(b) PUBLISHER *Representations.* PUBLISHER's representations and warranties contained herein shall be cumulative and in addition to any other

warranties provided by law, including but not limited to those provided in the Uniform Commercial Code. All representations and warranties shall survive DISTRIBUTOR's inspection, acceptance and payment, and shall run to DISTRIBUTOR, its parent, affiliates, subsidiaries, successors, assigns, customers and users of the Product. PUBLISHER expressly represents and warrants that: (1) it possesses full power and authority, throughout the Term of this Agreement and any applicable sell-off period, to enter into this Agreement, to grant all rights granted to DISTRIBUTOR herein, and to fully perform its obligations hereunder; (2) this Agreement has been executed by its duly authorized representative; (3) the Product, its title, markings, labels, design and appearance and its sale and resale do not knowingly infringe any patents, trade marks, service marks, trade names, copyrights or other rights of any third party, or unfairly compete therewith, and all necessary third party licenses have been obtained; (4) by entering into this Agreement PUBLISHER will not violate any agreements with or legal obligation to any third parties, and there currently are no actual or potential legal actions or disputes with third parties involving any component of the Product; (5) the Product, and its packaging and manual shall be new, of good quality, free from defects in material workmanship and shall conform strictly to specifications, samples or other descriptions upon which this Agreement is based; (6) the Product shall conform to the specifications included in any documentation or end-user manual associated therewith and will perform the functions described therein; (7) PUBLISHER owns or exclusively controls the rights granted to DISTRIBUTOR hereunder unencumbered by third parties and that the resale of the Product by DISTRIBUTOR, to any person, in any place in the Exclusive Territory is not restricted in any manner whatsoever; (8) it has good title to the Product, and the Product will be free from all liens, encumbrances and claims; (9) the Product will be merchantable, safe, fit and sufficient for the purpose intended; (10) all laws, executive orders, ordinances, rules and regulations of federal, state and local governments and political subdivisions and agencies thereof, (herein collectively referred to as "Laws") applicable to the Product, or the processing, production, packaging, labeling or identification thereof, will be complied with, and that the price and other terms of sale and all promotional and advertising matter furnished by PUBLISHER comply with all such Laws; (11) the Product has been produced and labeled in compliance with, and has not been, is not, and will not be, adulterated or misbranded within the meaning of any state law and any regulations issued thereunder in force at the time of delivery to DISTRIBUTOR; (12) the handling, or use of the Product will not cause harm to any person or damage to any property; (13) PUBLISHER is an authorized publisher of each Platform Provider in the Exclusive Territory.

6. <u>Indemnification.</u>

(a) *DISTRIBUTOR Indemnification.* DISTRIBUTOR will indemnify, defend and hold PUBLISHER harmless from any costs, damages, losses, and expenses (including without limitation reasonable attorneys' fees) relating to any third party claims, actions or proceedings against PUBLISHER arising out of or related in any way

to the breach or alleged breach of DISTRIBUTOR's obligations or representations under this Agreement.

(b) PUBLISHER *Indemnification*. PUBLISHER will indemnify, defend and hold DISTRIBUTOR and any of its subsidiaries harmless from any costs, damages, losses, and expenses (including without limitation reasonable attorneys' fees) relating to any third party claims, actions or proceedings against DISTRIBUTOR arising out of or related in any way to the breach or alleged breach of PUBLISHER's obligations or representations under this Agreement.

(c) *Indemnified Claims*. In the event of a claim, suit, action, or proceeding triggering indemnification obligations under this Agreement, the indemnified party will give the indemnifying party prompt notice of the claim, suit, action, or proceeding and will cooperate with the defense of such claim, suit, action or proceeding. The indemnifying party will: (a) pay all the other party's costs of defense (including without limitation attorneys' fees and expenses) as they come due; (b) retain separate, reasonably acceptable legal counsel if the indemnifying party asserts or reserves the right to later assert claims against the other party in connection with the indemnified claims; (c) have the right to compromise and settle or defend and pay any judgment arising out of indemnified claims; and (d) will promptly pay any settlement or final judgment entered against the indemnified party in connection with any indemnified claim.

7. Limitation of Consequential Damages. UNDER NO CIRCUMSTANCES, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR ANY OTHER CLAIM OR CAUSE OF ACTION, WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED AS A RESULT OF OR RELATED IN ANY WAY TO THE MANUFACTURE, DISTRIBUTION OR OPERATION OF THE PRODUCT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. **THE PROVISIONS OF THIS SECTION 7 ARE NOT INTENDED TO, AND UNDER NO CIRCUMSTANCES SHALL BE INTERPRETED AS, LIMITING IN ANY MANNER DISTRIBUTOR'S RIGHTS TO ENFORCE ANY REMEDY AT LAW OR AT EQUITY OTHERWISE AVAILABLE TO DISTRIBUTOR IN CONNECTION WITH THE ADVANCE AGREEMENT OR THE BREACH OF THE ADVANCE AGREEMENT BY PUBLISHER OR ANY AFFILIATE OF PUBLISHER.**

8. Term and Termination.

(a) *Term*. Except as otherwise provided herein, this Agreement shall remain in full force and effect from the date of this Agreement until three (3) years from the date of this Agreement (the "**Term**").

(b) *Termination.* In the event of a material breach of this Agreement, the non-breaching party may terminate this Agreement or make a claim for damages or equitable relief as appropriate, or both, if the other party fails to cure such breach within thirty (30) days of receipt of a specific, written notice of default. Cure of a breach under this Agreement will not discharge any claims for damages by the non-breaching party or parties. In the event that PUBLISHER is the breaching party, DISTRIBUTOR shall have the right, at its discretion, to continue to distribute the Products in the Exclusive Territory for the remainder of the Term by ordering Products directly from the Platform Provider or other authorized manufacturer. In such event, PUBLISHER shall provide the supporting documents to DISTRIBUTOR as described in **Section 3** of this Agreement. DISTRIBUTOR'S election to continue distributing Products pursuant to this provision shall not in any manner limit DISTRIBUTOR'S right to any other remedy at law or at equity otherwise available to DISTRIBUTOR.

(c) *Effect of Termination.* In the event of expiration or termination of the Agreement for any reason, DISTRIBUTOR shall immediately cease representing itself as a distributor of the Products; however, DISTRIBUTOR may continue to sell its remaining inventory of the Product purchased from PUBLISHER during the Term on a non-exclusive basis for a period not in excess of six (6) months (the "**Sell-Off Period**") on the condition that DISTRIBUTOR shall continue to pay PUBLISHER thirty percent (30%) of the Gross Margin on such S2G Sales or such other percentage as may be required pursuant to this Agreement or the Advance Agreement.. Upon the expiration of the Sell-Off Period, DISTRIBUTOR shall cease all marketing, promotion, distribution and sales activities relating to the Product.

9. Confidentiality.

(a) *Nondisclosure.* During and after the Term, the parties shall use "Confidential Information" (defined hereinbelow) solely for the purpose of fulfilling their respective obligations under this Agreement and shall not disclose any Confidential Information to any person that has not executed a confidentiality agreement agreeing not to, at any time, use for its own benefit or for the benefit of a third party or disclose to any third party any Confidential Information except for DISTRIBUTOR's lawyers, lender, potential new lenders and investors, accountants and financial advisors, and other parties with which DISTRIBUTOR has actual or potential business dealings, on a "need to know" basis only, subject to a written confidentiality/non-disclosure agreement with DISTRIBUTOR. Each party shall use at least as much care in the protection of the Confidential Information as it uses to protect its own trade secrets and shall take reasonable steps to prevent unauthorized or unnecessary use or copying of Confidential Information. The parties shall not disclose Confidential Information to employees, independent contractors or agents except on a "need to know" basis.

(b) *Cumulative Obligation.* The obligations of this Section are in addition to, not in place of, any confidentiality obligations the parties and their respective employees, independent contractors and agents may be under pursuant to applicable law.

(c) *Exempted Information.* The terms of this Section will not apply to any Confidential Information that: (a) becomes known to the general public through no fault of the receiving party; (b) was known to the receiving party prior to execution of this Agreement; (c) is learned by the receiving party after execution of this Agreement from a source authorized to disclose such information without restriction; (d) information that is required to be published under the securities laws of the United States or (e) is required to be disclosed in any legal proceeding, provided such disclosure is made only after notice to the owner of the Confidential Information and such disclosure occurs pursuant to a protective order reasonably acceptable to the owner of the Confidential Information. A party claiming that Confidential Information is subject to any of these exemptions will have the burden of proving that such exemption applies.

(d) *Confidentiality.* For purposes of this Agreement, "Confidential Information" shall refer to all information, records, code or data of any kind that are proprietary to either party including without limitation: (1) non-public information concerning the business or finances of the disclosing party; (2) the terms of this Agreement and any plans for developing, distributing, licensing, or marketing the Product or any other products; (3) information concerning customers, suppliers and business strategies, and (4) any other non-public information that if disclosed or used for purposes other than performance under this Agreement would detrimentally affect the business interests of the owner of the Confidential Information.

10. General Provisions.

a. *Assignment.* Neither party shall assign their rights or delegate their duties under this Agreement without the prior written consent of the other, not to be unreasonably withheld. Any assignment or delegation in violation of this subparagraph shall be void, provided that an assignment and delegation by either party as a result of a merger, internal restructuring or reorganization, change of ownership, or a sale of all or substantially all its outstanding stock or assets shall not constitute a prohibited assignment or require the other party's prior consent under this paragraph.

b. *Notices.* Notices shall be in writing and shall either be delivered by messenger or by air courier and shall be effective on receipt when sent to the following address or such other address as a party may indicate in writing after execution of this Agreement.

DISTRIBUTOR Solutions 2 GO Inc.
190 Statesman Drive

Mississauga, ON L5S-1X7
Canada

with copies to: David Stier
4950 Yonge Street, Suite 900
Toronto, Ontario M2N 6K1
Canada

PUBLISHER Zoo Publishing, Inc.
3805 Edwards Road
Suite 605
Cincinnati, Ohio 45209

with copies to: Paul Berg
Berkowitz, Trager & Trager LLC
8 Wright Street
Westport, Connecticut 06880

c. *Waiver*. No waiver of any obligation by any party hereto under this Agreement shall be effective unless in writing, specifying such waiver, executed by the party making such waiver. The failure by either party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

d. *Survival*. Sections 1, 5-7, 8(b), 8(c), 9 and 10 shall survive expiration or termination of this Agreement and shall remain fully enforceable.

e. *Attorneys' Fees*. In the event of an action or proceeding to interpret or enforce this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees with or without trial, for post-judgment proceedings and on appeal.

f. *Governing Law*. This Agreement shall be governed by the laws of the state of California, without regard to conflicts of laws, and by all applicable U.S. federal law. Neither party will commence or prosecute any suit, proceeding or claim to enforce this Agreement other than in the state and federal courts located in Los Angeles or Orange County, State of California. Parties irrevocably consent to the exclusive jurisdiction and venue of such courts.

g. *Interpretation*. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of

intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

h. *Entire Agreement.* This Agreement is the complete and final statement of the agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior proposals, understandings or agreements between the parties, oral or written, relating to the subject matter of this Agreement. This Agreement can be modified only by a writing signed by both parties.

i. *Counterparts.* This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

By signing below, each party acknowledges and accepts the terms of this Agreement.

PUBLISHER:
ZOO PUBLISHING, INC.

By ____________________
Title: ____________________
Date: ____________________

DISTRIBUTOR:
SOLUTIONS TO GO, INC.

By: ____________________
Title: ____________________
Date: ____________________

EXHIBIT A

PRODUCTS DEFINED

GAME TITLE/PLATFORM	
	COST
DS: ARMY MEN SOLDIER OF MISFOR	$6.03
DS: ATV MONSTER TRUCK	$6.03
DS: B-17 FLYING FORTRESS	$6.03
DS: BARNYARD BLAST SWINE OF TH	$6.03
DS: BIGFOOT COLLISION COURSE	$6.63
DS: CHAMPIONSHIP PONY	$6.03
DS: CHICKEN SHOOT	$6.03
DS: CHRYSLER CLASSIC RACING	$6.53
DS: DEAL OR NO DEAL	$6.53
DS: GARFIELD FUN FEST	$6.03
DS: HISTORY CHANNEL GREAT EMPI	$8.03
DS: MARGOTS WORD BRAIN	$6.03
DS: PUZZLE KINGDOMS	$8.03
DS: PUZZLER COLLECTION	$6.03
DS: SEA MONSTERS	$6.03
DS: UNO 52	$6.03
DS: WORD MASTER	$6.03
PS2: ARMY MEN	$1.71
PS2: JEEP THRILLS	$1.71
PS2: SEA MONSTERS	$1.71
PS2: SUZUKI TT S BIKES, CANADA	$2.52
PS2: SUZUKI TT SUPERBIKES 2	$2.14
WII: ARMY MEN SOLDIERS OF MISF	$6.18
WII: BALLS OF FURY	$6.18
WII: BIGFOOT COLLISION COURSE	$6.18
WII: CALVIN TUCKERS REDNECK JA	$6.18
WII: CHICKEN SHOOT	$5.68
WII: CHRYSLER CLASSIC RACING	$6.18
WII: DEAL OR NO DEAL	$6.18
WII: DEER DRIVE	$7.18
WII: DEER DRIVE BILINGUAL	$7.18
WII: JEEP THRILLS	$5.68

WII: MARGOTS WORD BRAIN	$6.18
WII: ORDER UP!	$8.18
WII: PUZZLE KINGDOM	$6.18
WII: PUZZLE KINGDOMS	$6.18
WII: PUZZLER COLLECTION	$6.18
WII: SEA MONSTERS	$6.18
WII: SHOWTIME CHAMPIONSHIP BOX	$6.18
WII: SKATE CITY HEROES	$6.18
WII: STORY HOUR ADVENTURES	$6.18
WII: STORY HOUR FAIRY TALES	$6.18
WII: TWIN STRIKE OPERATION THU	$6.18
WII: YAMAHA SUPERCROSS	$6.18
XBX RAIDEN FIGHTER ACES CANADA	$8.94
XBX: RAIDEN FIGHTER ACES	$8.94
XBX: SKI DOO SNOWMOBILE CHALLE	$9.01

FUTURE RELEASES

NINTENDO DS	
CHICKEN BLASTER	$6.03
BEPUZZLED	$6.03
DREAM DANCER	$7.03
DREAM SALON	$7.03
ANIMAL PARADISE WILD	$8.53
DODGE RACING	$6.53
DINER DASH	$7.03
WEDDING DASH	$7.03
CHOCOLATIER	$7.03
DREAM CHRONICLES	$7.03
NINTENDO WII	
GROOVIN BLOCKS	$6.18
ULTIMATE DUCK HUNTING	$8.18
CHICKEN BLASTER	$6.18
MONSTER TRUCK MAYHEM	$6.18
PACIFIC LIBERATOR	$6.18
DODGE RACING	$6.18

DREAM CHEER & DANCE	$6.18
GLACIER 2	$6.18
SCOOP IT UP (LICENSE)	$6.18
ARCADE SHOOTING GALLERY	$6.18
DREAM SALON	$6.18
HALL OF FAME	$6.18

EXHIBIT 4(a)

PRICING SCHEDULE DURING PERIOD IN WHICH THERE REMAINS ANY UNRECOUPED BALANCE UNDER THE ADANCE AGREEMENT

Price

The Price charged to Distributor for Products shall be the sum of (1) the Direct Manufacturing Cost of the Product as defined in Section 1(a) of this Agreement, plus (2) an amount equal to thirty percent (30%) of the Gross Margin earned by S2G from the sale of Product; provided, however, that until the Advance is fully recouped, Advance recoupment allocations shall be made pursuant to the terms of the Advance Agreement.

Payment Terms

DISTRIBUTOR shall remit payment, at the time of placing an order, in an amount equal to 50% of the Direct Manufacturing Cost of Product ordered. The remaining 50% of the Direct Manufacturing Cost of such product shall be due and payable at the time such Product is delivered to DISTRIBUTOR.

EXHIBIT 4(b)
PRICING AND PAYMENT SCHEDULE AFTER FULL RECOUPMENT UNDER THE ADVANCE AGREEMENT

Price

The Price charged to Distributor for Products shall be the sum of (1) the Direct Manufacturing Cost of the Product as defined in Section 1(a) of this Agreement, plus (2) an amount equal to thirty percent (30%) of the Gross Margin earned by S2G from the sale of Product.

Payment Terms

DISTRIBUTOR shall remit payment, at the time of placing an order, in an amount equal to 50% of the Direct Manufacturing Cost of Product ordered. The remaining 50% of the Direct Manufacturing Cost of such product shall be due and payable at the time such Product is delivered to DISTRIBUTOR.

Payment of the thirty percent of Gross Margin shall be paid by Distributor to Zoo on a quarterly basis, with such payment due for a calendar quarter no later than the 15th immediately following such calendar quarter.

(a) Reports. No later than ten days following each calendar month, S2G shall provide a report ("**Monthly Report**") to Zoo, showing the amount of net S2G Sales, S2G Sales, Net Sales, the Gross Margin on those sales, and such other information as Zoo may reasonably request to confirm the accuracy of the Monthly Report. For avoidance of doubt and as an example, the Monthly Report for September would be due no later than October 10.

(b) Audit. Each S2G Party shall maintain for a period of two (2) years after the end of the year to which they pertain, complete records needed in order to calculate and confirm S2G's calculations of the amounts set forth on the Monthly Reports. Upon reasonable prior notice, Zoo will have the right, exercisable not more than once every twelve (12) months (unless a discrepancy shall previously have been found), to examine or have its agents examine, such books, records and accounts during any S2G Party's normal business hours to verify the calculations made by S2G on the Monthly Reports, subject to execution of S2G's standard confidentiality agreement by such agents; provided, however, that execution of such agreement will not preclude such agents from reporting results to Zoo. No audit shall take place during the first three (3) weeks of any quarterly accounting period. The cost of such inspection shall be borne by Zoo, unless such inspection shows that Zoo has been under-credited by more than 7.5%. Any under-credit shall be paid to Zoo in US dollars by S2G by wire transfer. If S2G, disputes any inspection report submitted by Zoo, the Parties shall have 15 days to resolve the dispute and agree on the proper amount of the Gross Margin. If the dispute is not resolved within

that 15 day period, the amount shall be submitted to accounting arbitration.

(c) Accounting Disputes. In the event the parties dispute any Monthly Report, the parties shall jointly submit their dispute to a national or regional accounting firm with offices in Los Angeles, California, mutually selected by them and with respect to which no party hereto has had any relationship in the past three years (the "**Arbitrating Accountant**") for final determination, whose determination shall be made within thirty (30) days of the date the dispute is submitted to the Arbitrating Accountant; provided, however, that the determination of the Arbitrating Accountant shall be limited exclusively to the determination of the amount of Gross Margin for the period covered by the Monthly Report at issue and related accounting matters, as applicable, and shall not in any manner address the interpretation or legal effect of any other provision of this Agreement. The Arbitrating Accountant shall be permitted to conduct its own independent investigation of the disputed items as well as hear presentations of the disputed items from the parties. The fees and expenses of the Arbitrating Accountant will be shared by the parties equally. The Arbitrating Accountant's determination shall be final and binding on the Parties and shall be enforceable in a court of law. For purposes of complying with this Section the Parties will promptly furnish to each other and to the Arbitrating Accountant such work papers and other documents and information relating to the disputed items as the Arbitrating Accountant may request and are available to that party and will be afforded the opportunity to present to the Arbitrating Accountant any material related to the disputed items and to discuss the items with the Arbitrating Accountant. The Parties may require that the Arbitrating Accountant enter into a customary form of confidentiality agreement with respect to the work papers and other documents provided to the Arbitrating Accountant.

EXCLUSIVE DISTRIBUTION AGREEMENT

BETWEEN

SOLUTIONS 2 GO, LLC. AND ZOO PUBLISHING, INC.

The parties to this Exclusive Distribution Agreement ("Agreement") dated August 31, 2009 (the "**Effective Date**") are **SOLUTIONS 2 GO, LLC.**, a California limited liability company ("**DISTRIBUTOR**"); and **ZOO PUBLISHING, INC.**, a New Jersey corporation ("**PUBLISHER**").

Whereas PUBLISHER owns rights to those video games and related software and products listed on Exhibit A ("**Products**" each a "**Product**") attached hereto for those certain platforms described in Exhibit A, which may include Nintendo DS, Nintendo Wii, Microsoft X-Box 360, Sony Playstation III, and Sony PSP (each a "**Platform**"; Nintendo; Sony, Microsoft each a "**Platform Provider**"). PUBLISHER is the publisher of the Product in the United States, under its label "Zoo Games". DISTRIBUTOR is a distributor of video games and related products and now wishes to distribute the Product in the United States under the terms and conditions of this Agreement. Therefore, the parties agree as follows:

1. Definitions.

(a) *Direct Manufacturing Costs.* "Direct Manufacturing Costs" means the actual cost paid by PUBLISHER for Product disk or cartridge replication, as the case may be, and packaging including shipping.

(b) *Exclusive Customer.* "Exclusive Customer" means Best Buy.

(c) *Territory*. "Territory" means the United States.

2. Exclusive Distribution Rights.

(a) *Distribution Rights*. Subject to the terms and conditions of this Agreement, PUBLISHER, hereby grants to DISTRIBUTOR the exclusive right to market, sell and distribute (collectively "**Distribution Rights**") the Product to the Exclusive Customer in the Territory for the "Term" (as hereinafter defined in Paragraph 8 below). PUBLISHER shall not sell directly to, nor grant Distribution Rights to any third party, with respect to the Exclusive Customer for the Product in the Territory during the Term. Notwithstanding anything to the contrary which may be contained in this Agreement, in the event PUBLISHER loses the rights to any Product during the Term, PUBLISHER shall so notify DISTRIBUTOR and such Product shall be deemed deleted from Exhibit A and such shall no longer be considered a Product.

(b) *Trademark License*. During the Term (and any applicable Sell-Off Period), PUBLISHER hereby grants DISTRIBUTOR the non-assignable, non-exclusive right to

use PUBLISHER' and/or its licensor's trademarks, trade names, logo, characters, designs, and artwork created for and used with the Product for the sole purpose of distributing, selling, advertising, publicizing and promoting the Product to the Exclusive Customer in the Territory as permitted by this Agreement. DISTRIBUTOR agrees that PUBLISHER' trademarks, trade names, logos, characters, designs, artwork and copyrights remain the exclusive property of PUBLISHER or its licensor, and that DISTRIBUTOR will not obtain any ownership rights in or to such trademarks.

(c) *Reserved Rights.* All rights not expressly granted herein are reserved by PUBLISHER including, without limitation, cable and electronic distribution rights, internet sales, all rights to conversions of or sequels to the Product, all rights to customers other than the Excluded Customer in or out of Territory, merchandising rights and any other exploitation of the characters, story lines or content contained in the Product.

(d) *Unauthorized Distribution.* PUBLISHER will not allow or authorize orders for the Product, for distribution to the Exclusive Customer in the Territory during the Term by any entity other than DISTRIBUTOR and will take reasonable steps (including without limitation appropriate contractual restrictions) to ensure that entities that order the Product for distribution do not distribute the Product directly or indirectly to the Exclusive Customer in the Territory. In the event of any unauthorized distribution of the Product to the Exclusive Customer in the Territory, PUBLISHER hereby authorizes DISTRIBUTOR to enforce PUBLISHER' rights to stop such unauthorized distribution subject to PUBLISHER' prior written consent and, at DISTRIBUTOR's request and expense. PUBLISHER will take all reasonable steps to cooperate with and assist the DISTRIBUTOR's efforts to stop such unauthorized distribution. DISTRIBUTOR shall not distribute the Product to any person other than the Exclusive Customer.

(e) *Consumer Support and Warranty Information.* PUBLISHER, under its own name or under its "Zoo" label, shall provide the consumer warranty information in the user manual and on the packaging and shall be solely responsible for all warranties and consumer support for the Product.

(f) *Obligations of DISTRIBUTOR.* The DISTRIBUTOR shall, subject to the terms of this Agreement and consistent with its own policies, practices and procedures, use its commercially diligent efforts to sell, promote, distribute and otherwise exploit the Products to the Exclusive Customer in the Territory consistent with DISTRIBUTOR'S efforts to sell and distribute its other published products.

(g) *Inventory Shortages.* In the event PUBLISHER experiences a shortage in inventory of any Product, PUBLISHER shall first completely fulfill any order made by DISTRIBUTOR before allocating such Product among its other customers, provided that any such order by DISTRIBUTOR is accompanied by either a full or partial payment as required under this Agreement.

3. Manufacture and Ordering of Product. Subject to the terms and conditions of this Agreement, DISTRIBUTOR shall order units of each Product from PUBLISHER. In the event that PUBLISHER cannot provide the requested Product to DISTRIBUTOR within reasonable delivery schedules for any reason, then , subject to the prior written approval of PUBLISHER not to be unreasonably withheld, DISTRIBUTOR shall have the right to order such Products directly from the Platform Provider or other authorized manufacturer. In the event PUBLISHER grants such permission, PUBLISHER agrees to provide such documents as DISTRIBUTOR may reasonably require to allow DISTRIBUTOR to order products directly from the authorized manufacturer under PUBLISHER's license and/or publishing agreement with the applicable Platform Provider or other authorized manufacturer.

4. Price and Payment.

(a) *Unit Orders. Advance Agreement Pricing.* DISTRIBUTOR may purchase an unlimited number of finished units of the Product from PUBLISHER for PUBLISHER's Direct Manufacturing Cost (such cost and the terms of payment thereof are more fully detailed in **Exhibit 4(a))** for so long as there is any Unrecouped Advance, as defined in, and under the terms of, that certain Advance Agreement between DISTRIBUTOR and Zoo Entertainment, Inc., the ultimate parent company of PUBLISHER, dated of even date herewith (the "**Advance Agreement**"). Capitalized terms not otherwise defined in this Agreement shall have the meaning as defined in the Advance Agreement.

(b) *Post Advance Agreement Pricing.* At any time during the Term and from and after the date that the Unrecouped Advance has been reduced to zero, DISTRIBUTOR may purchase an unlimited number of finished units of the Product from PUBLISHER for the prices and on the terms of payment set forth on **Exhibit 4(b).**

5. Representations and Warranties.

(a) *DISTRIBUTOR Representations.* DISTRIBUTOR represents and warrants to PUBLISHER that: (i) DISTRIBUTOR possesses full power and authority to enter into this Agreement and to fully perform its obligations hereunder; (ii) this Agreement has been executed by its duly authorized representative; and (iii) by entering into this Agreement DISTRIBUTOR will not violate any agreements with or legal obligation to any third parties.

(b) PUBLISHER *Representations.* PUBLISHER'S representations and warranties contained herein shall be cumulative and in addition to any other warranties provided by law, including but not limited to those provided in the Uniform Commercial Code. All representations and warranties shall survive DISTRIBUTOR's inspection, acceptance and payment, and shall run to DISTRIBUTOR, its parent, affiliates, subsidiaries, successors, assigns, customers and users of the Product. PUBLISHER expressly represents and warrants that: (1) it possesses full power and authority, throughout the Term of this Agreement and any applicable Sell-Off Period, to enter into this Agreement, to grant all rights granted to DISTRIBUTOR

herein, and to fully perform its obligations hereunder; (2) this Agreement has been executed by its duly authorized representative; (3) the Product, its title, markings, labels, design and appearance and its sale and resale do not knowingly infringe any patents, trade marks, service marks, trade names, copyrights or other rights of any third party, or unfairly compete therewith, and all necessary third party licenses have been obtained; (4) by entering into this Agreement PUBLISHER will not violate any agreements with or legal obligation to any third parties, and there currently are no actual or potential legal actions or disputes with third parties involving any component of the Product; (5) the Product, and its packaging and manual shall be new, of good quality, free from defects in material workmanship and shall conform strictly to specifications, samples or other descriptions upon which this Agreement is based; (6) the Product shall conform to the specifications included in any documentation or end-user manual associated therewith and will perform the functions described therein; (7) PUBLISHER owns or exclusively controls the rights granted to DISTRIBUTOR hereunder unencumbered by third parties and that the resale of the Product by DISTRIBUTOR, to the Exclusive Customer in the Territory is not restricted in any manner whatsoever; (8) it has good title to the Product, and the Product will be free from all liens, encumbrances and claims; (9) the Product will be merchantable, safe, fit and sufficient for the purpose intended; (10) all laws, executive orders, ordinances, rules and regulations of federal, state and local governments and political subdivisions and agencies thereof, (herein collectively referred to as "Laws") applicable to the Product, or the processing, production, packaging, labeling or identification thereof, will be complied with, and that the price and other terms of sale and all promotional and advertising matter furnished by PUBLISHER comply with all such Laws; (11) the Product has been produced and labeled in compliance with, and has not been, is not, and will not be, adulterated or misbranded within the meaning of any state law and any regulations issued thereunder in force at the time of delivery to DISTRIBUTOR; (12) the handling, or use of the Product will not cause harm to any person or damage to any property; (13) PUBLISHER is an authorized publisher of each Platform Provider in the Territory.

6. Indemnification.

(a) *DISTRIBUTOR Indemnification.* DISTRIBUTOR will indemnify, defend and hold PUBLISHER harmless from any costs, damages, losses, and expenses (including without limitation reasonable attorneys' fees) relating to any third party claims, actions or proceedings against PUBLISHER arising out of or related in any way to the breach or alleged breach of DISTRIBUTOR's obligations or representations under this Agreement.

(b) PUBLISHER *Indemnification.* PUBLISHER will indemnify, defend and hold DISTRIBUTOR and any of its subsidiaries harmless from any costs, damages, losses, and expenses (including without limitation reasonable attorneys' fees) relating to any third party claims, actions or proceedings against DISTRIBUTOR arising out of or related in any way to the breach or alleged breach of PUBLISHER' obligations or representations under this Agreement.

(c) *Indemnified Claims.* In the event of a claim, suit, action, or proceeding triggering indemnification obligations under this Agreement, the indemnified party will give the indemnifying party prompt notice of the claim, suit, action, or proceeding and will cooperate

with the defense of such claim, suit, action or proceeding. The indemnifying party will: (a) pay all the other party's costs of defense (including without limitation attorneys' fees and expenses) as they come due; (b) retain separate, reasonably acceptable legal counsel if the indemnifying party asserts or reserves the right to later assert claims against the other party in connection with the indemnified claims; (c) have the right to compromise and settle or defend and pay any judgment arising out of indemnified claims; and (d) will promptly pay any settlement or final judgment entered against the indemnified party in connection with any indemnified claim.

7. Limitation of Consequential Damages. UNDER NO CIRCUMSTANCES, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR ANY OTHER CLAIM OR CAUSE OF ACTION, WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED AS A RESULT OF OR RELATED IN ANY WAY TO THE MANUFACTURE, DISTRIBUTION OR OPERATION OF THE PRODUCT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. **THE PROVISIONS OF THIS SECTION 7 ARE NOT INTENDED TO, AND UNDER NO CIRCUMSTANCES SHALL BE INTERPRETED AS, LIMITING IN ANY MANNER DISTRIBUTOR'S RIGHTS TO ENFORCE ANY REMEDY AT LAW OR AT EQUITY OTHERWISE AVAILABLE TO DISTRIBUTOR IN CONNECTION WITH THE ADVANCE AGREEMENT OR THE BREACH OF THE ADVANCE AGREEMENT BY PUBLISHER OR ANY AFFILIATE OF PUBLISHER.**

8. Term and Termination.

(a) *Term.* Except as otherwise provided herein, this Agreement shall remain in full force and effect from the date of this Agreement until two (2) years from the date of this Agreement (the "**Term**")..

(b) *Termination.* In the event of a material breach of this Agreement, the non-breaching party may terminate this Agreement or make a claim for damages or equitable relief as appropriate, or both, if the other party fails to cure such breach within thirty (30) days of receipt of a specific, written notice of default. Cure of a breach under this Agreement will not discharge any claims for damages by the non-breaching party or parties. In the event that PUBLISHER is the breaching party, DISTRIBUTOR shall have the right, at its discretion, to continue to distribute the Products to the Exclusive Customer in the Territory for the remainder of the Term by ordering Products directly from the Platform Provider or other authorized manufacturer. In such event, PUBLISHER shall provide the supporting documents to DISTRIBUTOR as described in **Section 3** of this Agreement. DISTRIBUTOR'S election to continue distributing Products pursuant to this provision shall not in any manner limit DISTRIBUTOR'S right to any other remedy at law or at equity otherwise available to DISTRIBUTOR.

(c) *Effect of Termination.* In the event of expiration or termination of the Agreement for any reason, DISTRIBUTOR shall immediately cease representing itself as a

distributor of the Product to the Exclusive Customer; however, DISTRIBUTOR may continue to sell its remaining inventory of the Product purchased from PUBLISHER during the Term on a non-exclusive basis to the Exclusive Customer in the Territory for a period not in excess of six (6) months (the "**Sell-Off Period**") on the condition that DISTRIBUTOR shall continue to pay PUBLISHER thirty percent (30%) of the Gross Margin on such S2G Sales or such other percentage as may be required pursuant to this Agreement or the Advance Agreement. Upon the expiration of the Sell-Off Period, DISTRIBUTOR shall cease all marketing, promotion, distribution and sales activities relating to the Product.

9. Confidentiality.

(a) *Nondisclosure*. During and after the Term, the parties shall use "Confidential Information" (defined hereinbelow) solely for the purpose of fulfilling their respective obligations under this Agreement and shall not disclose any Confidential Information to any person that has not executed a confidentiality agreement agreeing not to, at any time, use for its own benefit or for the benefit of a third party or disclose to any third party any Confidential Information except for DISTRIBUTOR's lawyers, lender, potential new lenders and investors, accountants and financial advisors, and other parties with which DISTRIBUTOR has actual or potential business dealings, on a "need to know" basis only, subject to a written confidentiality/non-disclosure agreement with DISTRIBUTOR. Each party shall use at least as much care in the protection of the Confidential Information as it uses to protect its own trade secrets and shall take reasonable steps to prevent unauthorized or unnecessary use or copying of Confidential Information. The parties shall not disclose Confidential Information to employees, independent contractors or agents except on a "need to know" basis.

(b) *Cumulative Obligation.* The obligations of this Section are in addition to, not in place of, any confidentiality obligations the parties and their respective employees, independent contractors and agents may be under pursuant to applicable law.

(c) *Exempted Information.* The terms of this Section will not apply to any Confidential Information that: (a) becomes known to the general public through no fault of the receiving party; (b) was known to the receiving party prior to execution of this Agreement; (c) is learned by the receiving party after execution of this Agreement from a source authorized to disclose such information without restriction; (d) information that is required to be published under the securities laws of the United States or (e) is required to be disclosed in any legal proceeding, provided such disclosure is made only after notice to the owner of the Confidential Information and such disclosure occurs pursuant to a protective order reasonably acceptable to the owner of the Confidential Information. A party claiming that Confidential Information is subject to any of these exemptions will have the burden of proving that such exemption applies.

(d) *Confidentiality.* For purposes of this Agreement, "Confidential Information" shall refer to all information, records, code or data of any kind that are proprietary to either party including without limitation: (1) non-public information concerning the business or finances of the disclosing party; (2) the terms of this Agreement and any plans for

developing, distributing, licensing, or marketing the Product or any other products; (3) information concerning customers, suppliers and business strategies, and (4) any other non-public information that if disclosed or used for purposes other than performance under this Agreement would detrimentally affect the business interests of the owner of the Confidential Information.

10. General Provisions.

a. *Assignment.* Neither party shall assign their rights or delegate their duties under this Agreement without the prior written consent of the other, not to be unreasonably withheld. Any assignment or delegation in violation of this subparagraph shall be void, provided that an assignment and delegation by either party as a result of a merger, internal restructuring or reorganization, change of ownership, or a sale of all or substantially all its outstanding stock or assets shall not constitute a prohibited assignment or require the other party's prior consent under this paragraph.

b. *Notices.* Notices shall be in writing and shall either be delivered by messenger or by air courier and shall be effective on receipt when sent to the following address or such other address as a party may indicate in writing after execution of this Agreement.

DISTRIBUTOR
Solutions 2 Go, LLC.
1815 Carnegie Ave
Santa Ana, CA 92705

with copies to:
Ellis G. Wasson, Esq.
Gartenberg Gelfand Wasson & Selden LLP
3010 Old Ranch Parkway, Suite 340
Seal Beach, CA 90740

PUBLISHER
Zoo Publishing, Inc.
3805 Edwards Road
Suite 605
Cincinnati, Ohio 45209

with copies to:
Paul Berg
Berkowitz, Trager & Trager LLC
8 Wright Street
Westport, Connecticut 06880

c. *Waiver.* No waiver of any obligation by any party hereto under this Agreement shall be effective unless in writing, specifying such waiver, executed by the party making such waiver. The failure by either party to enforce at any time or for any period any

one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

d. *Survival*. Sections 1, 5-7, 8(b), 8(c), 9 and 10 shall survive expiration or termination of this Agreement and shall remain fully enforceable.

e. *Attorneys' Fees*. In the event of an action or proceeding to interpret or enforce this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees with or without trial, for post-judgment proceedings and on appeal.

f. *Governing Law*. This Agreement shall be governed by the laws of the state of California, without regard to conflicts of laws, and by all applicable U.S. federal law. Neither party will commence or prosecute any suit, proceeding or claim to enforce this Agreement other than in the state and federal courts located in Los Angeles or Orange County, State of California. Parties irrevocably consent to the exclusive jurisdiction and venue of such courts.

g. *Interpretation*. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

h. *Entire Agreement*. This Agreement is the complete and final statement of the agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior proposals, understandings or agreements between the parties, oral or written, relating to the subject matter of this Agreement. This Agreement can be modified only by a writing signed by both parties.

i. *Counterparts*. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

By signing below, each party acknowledges and accepts the terms of this Agreement.

PUBLISHER:
ZOO PUBLISHING, INC.

By ______________________________

Name, Title: ____________________

DISTRIBUTOR :
SOLUTIONS TO GO, LLC

By ________________________________
___________, President

EXHIBIT A

PRODUCTS DEFINED

GAME TITLE/PLATFORM	
	COST
DS: ARMY MEN SOLDIER OF MISFOR	$6.03
DS: ATV MONSTER TRUCK	$6.03
DS: B-17 FLYING FORTRESS	$6.03
DS: BARNYARD BLAST SWINE OF TH	$6.03
DS: BIGFOOT COLLISION COURSE	$6.63
DS: CHAMPIONSHIP PONY	$6.03
DS: CHICKEN SHOOT	$6.03
DS: CHRYSLER CLASSIC RACING	$6.53
DS: DEAL OR NO DEAL	$6.53
DS: GARFIELD FUN FEST	$6.03
DS: HISTORY CHANNEL GREAT EMPI	$8.03
DS: MARGOTS WORD BRAIN	$6.03
DS: PUZZLE KINGDOMS	$8.03
DS: PUZZLER COLLECTION	$6.03
DS: SEA MONSTERS	$6.03
DS: UNO 52	$6.03
DS: WORD MASTER	$6.03
PS2: ARMY MEN	$1.71
PS2: JEEP THRILLS	$1.71
PS2: SEA MONSTERS	$1.71
PS2: SUZUKI TT S BIKES, CANADA	$2.52
PS2: SUZUKI TT SUPERBIKES 2	$2.14
WII: ARMY MEN SOLDIERS OF MISF	$6.18
WII: BALLS OF FURY	$6.18
WII: BIGFOOT COLLISION COURSE	$6.18
WII: CALVIN TUCKERS REDNECK JA	$6.18
WII: CHICKEN SHOOT	$5.68
WII: CHRYSLER CLASSIC RACING	$6.18
WII: DEAL OR NO DEAL	$6.18
WII: DEER DRIVE	$7.18
WII: DEER DRIVE BILINGUAL	$7.18
WII: JEEP THRILLS	$5.68

WII: MARGOTS WORD BRAIN	$6.18
WII: ORDER UP!	$8.18
WII: PUZZLE KINGDOM	$6.18
WII: PUZZLE KINGDOMS	$6.18
WII: PUZZLER COLLECTION	$6.18
WII: SEA MONSTERS	$6.18
WII: SHOWTIME CHAMPIONSHIP BOX	$6.18
WII: SKATE CITY HEROES	$6.18
WII: STORY HOUR ADVENTURES	$6.18
WII: STORY HOUR FAIRY TALES	$6.18
WII: TWIN STRIKE OPERATION THU	$6.18
WII: YAMAHA SUPERCROSS	$6.18
XBX RAIDEN FIGHTER ACES CANADA	$8.94
XBX: RAIDEN FIGHTER ACES	$8.94
XBX: SKI DOO SNOWMOBILE CHALLE	$9.01

FUTURE RELEASES

NINTENDO DS	
CHICKEN BLASTER	$6.03
BEPUZZLED	$6.03
DREAM DANCER	$7.03
DREAM SALON	$7.03
ANIMAL PARADISE WILD	$8.53
DODGE RACING	$6.53
DINER DASH	$7.03
WEDDING DASH	$7.03
CHOCOLATIER	$7.03
DREAM CHRONICLES	$7.03
NINTENDO WII	
GROOVIN BLOCKS	$6.18
ULTIMATE DUCK HUNTING	$8.18
CHICKEN BLASTER	$6.18
MONSTER TRUCK MAYHEM	$6.18
PACIFIC LIBERATOR	$6.18
DODGE RACING	$6.18

DREAM CHEER & DANCE	$6.18
GLACIER 2	$6.18
SCOOP IT UP (LICENSE)	$6.18
ARCADE SHOOTING GALLERY	$6.18
DREAM SALON	$6.18
HALL OF FAME	$6.18

EXHIBIT 4(a)
PRICING SCHEDULE DURING PERIOD IN WHICH THERE REMAINS ANY UNRECOUPED BALANCE UNDER THE ADANCE AGREEMENT

Price
The Price charged to Distributor for Products shall be the sum of (1) the Direct Manufacturing Cost of the Product as defined in Section 1(a) of this Agreement, plus (2) an amount equal to thirty percent (30%) of the Gross Margin earned by S2G from the sale of Product; provided, however, that until the Advance is fully recouped, Advance recoupment allocations shall be made pursuant to the terms of the Advance Agreement.

Payment Terms
DISTRIBUTOR shall remit payment, at the time of placing an order, in an amount equal to 50% of the Direct Manufacturing Cost of Product ordered. The remaining 50% of the Direct Manufacturing Cost of such product shall be due and payable at the time such Product is delivered to DISTRIBUTOR.

EXHIBIT 4(b)
PRICING AND PAYMENT SCHEDULE AFTER FULL RECOUPMENT UNDER THE ADVANCE AGREEMENT

Price
The Price charged to DISTRIBUTOR for Products shall be the sum of (1) the Direct Manufacturing Cost of the Product as defined in Section 1(a) of this Agreement, plus (2) an amount equal to thirty percent (30%) of the Gross Margin earned by S2G from the sale of Product.

Payment Terms
DISTRIBUTOR shall remit payment, at the time of placing an order, in an amount equal to 50% of the Direct Manufacturing Cost of Product ordered. The remaining 50% of the Direct Manufacturing Cost of such product shall be due and payable at the time such Product is delivered to DISTRIBUTOR.

Payment of the thirty percent of Gross Margin shall be paid by DISTRIBUTOR to Zoo on a quarterly basis, with such payment due for a calendar quarter no later than the 15th immediately following such calendar quarter.

(a) Reports. No later than ten days following each calendar month, S2G shall provide a report ("**Monthly Report**") to Zoo, showing the amount of net S2G Sales, S2G Sales, Net Sales, the Gross Margin on those sales, and such other information as Zoo may reasonably request to confirm the accuracy of the Monthly Report. For avoidance of doubt and as an example, the Monthly Report for September would be due no later than October 10.

(b) Audit. Each S2G Party shall maintain for a period of two (2) years after the end of the year to which they pertain, complete records needed in order to calculate and confirm S2G's calculations of the amounts set forth on the Monthly Reports. Upon reasonable prior notice, Zoo will have the right, exercisable not more than once every twelve (12) months (unless a discrepancy shall previously have been found), to examine or have its agents examine, such books, records and accounts during any S2G Party's normal business hours to verify the calculations made by S2G on the Monthly Reports, subject to execution of S2G's standard confidentiality agreement by such agents; provided, however, that execution of such agreement will not preclude such agents from reporting results to Zoo. No audit shall take place during the first three (3) weeks of any quarterly accounting period. The cost of such inspection shall be borne by Zoo, unless such inspection shows that Zoo has been under-credited by more than 7.5%. Any under-credit shall be paid to Zoo in US dollars by S2G by wire transfer. If S2G, disputes any inspection report submitted by Zoo, the Parties shall have 15 days to resolve the dispute and agree on the proper amount of the Gross Margin. If the dispute is not resolved within that 15 day period, the amount shall be submitted to accounting arbitration.

(c) Accounting Disputes. In the event the parties dispute any Montlhly Report, the parties shall jointly submit their dispute to a national or regional accounting firm with offices in Los Angeles, California, mutually selected by them and with respect to which no party hereto has had any relationship in the past three years (the "**Arbitrating Accountant**") for final determination, whose determination shall be made within thirty (30) days of the date the dispute is submitted to the Arbitrating Accountant; provided, however, that the determination of the Arbitrating Accountant shall be limited exclusively to the determination of the amount of Gross Margin for the period covered by the Monthly Report at issue and related accounting matters, as applicable, and shall not in any manner address the interpretation or legal effect of any other provision of this Agreement. The Arbitrating Accountant shall be permitted to conduct its own independent investigation of the disputed items as well as hear presentations of the disputed items from the parties. The fees and expenses of the Arbitrating Accountant will be shared by the parties equally. The Arbitrating Accountant's determination shall be final and binding on the Parties and shall be enforceable in a court of law. For purposes of complying with this Section the Parties will promptly furnish to each other and to the Arbitrating Accountant such work papers and other documents and information relating to the disputed items as the Arbitrating Accountant may request and are available to that party and will be afforded the opportunity to present to the Arbitrating Accountant any material related to the disputed items and to discuss the items with the Arbitrating Accountant. The Parties may require that the Arbitrating Accountant enter into a customary form of confidentiality agreement with respect to the work papers and other documents provided to the Arbitrating Accountant.

Exhibit B
Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issuance: August 31, 2009

No. __________

For the Purchase
of 7,665,731 shares
of Common Stock

WARRANT TO PURCHASE

COMMON STOCK

OF

ZOO ENTERTAINMENT, INC.

(A DELAWARE CORPORATION)

ZOO ENTERTAINMENT, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that Solutions 2 GO Inc., a Canadian corporation (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof (the "Initial Exercise Date") at or before the earlier of 5:00 p.m. New York City time on August 31, 2014, subject to Section 4 hereof (the "Expiration Date") and the termination of this Warrant as provided in Section 7 hereof, 7,665,731 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), at a purchase price per share equal to $0.30 per share (the "Exercise Price"), as adjusted upon the occurrence of certain events as set forth in Section 2 of this Warrant. The shares of stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "Warrant Stock" or "Warrant Shares", and the "Purchase Price," respectively. This Warrant is issued by the Company as of the date hereof in

connection with the Company's execution of that certain Advance Agreement, pursuant to which the Company has received cash advances in the amount of $1,999,999.

1. Exercise.

1.1 Manner of Exercise; Payment in Cash. Subject to Section 4 hereof, this Warrant may be exercised by the Holder, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, by delivery to the Company of the purchase form (the "Purchase Form") appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, and, within three Trading Days of the date that such Purchase Form is delivered to the Company, the Company shall have received the payment of the aggregate Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Purchase Form is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Purchase Form within three (3) business days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. **The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.**

1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

1.3. Exercise and Delivery of Certificates.

(a) Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Purchase Form by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Purchase Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the "Warrant Share Delivery Date"). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Purchase Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Purchase Notice by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Purchase Notice), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the third Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise.

(b) In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

(c) If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(d) In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-

In"), then the Company shall, within five (5) Trading Days after the Holder's written request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(e) Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B, duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(f) For purposes of this Section 1.3, **"VWAP"** means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on

the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.4 Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. Subject to Section 6, in addition to and without limiting the rights of the Holder under the terms of this Warrant, if at any time or from time to time the Warrant Stock is not registered pursuant to an effective registration statement, then from such time and continuing until the Warrant Stock is so registered, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Warrant Stock as provided in this Section 1.4 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price or any cash or other consideration) that number of shares of fully paid and nonassessable Warrant Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Purchase Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined).

Expressed as a formula, such conversion shall be computed as follows:

$$X = \frac{B-A}{Y}$$

where: X = the number of shares of Warrant Stock that may be issued to Holder

Y = the fair market value (FMV) of one share of Warrant Stock

A = the aggregate Warrant Price (i.e., Converted Warrant Shares x Purchase Price)

B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share of the Conversation Date (as herein defined).

(b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the Subscription Form in the form attached hereto duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1.4(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the Holder hereof, may be made contingent upon the occurrence of any of the events specified in Section 7. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

(c) Determination of Fair Market Value. For purposes of this Section 1.4, "fair market value" of a share of Warrant Stock as of a particular date (the "Determination Date") shall be determined as follows:

(1) If the Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market, then the closing price on the day before the Determination Date; or

(2) If the Common Stock is not traded on an exchange or on the NASDAQ Stock Market but is traded in the over-the-counter market, then the closing price on the day before the Determination Date; or

(3) In the event that the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up with respect to the Warrant Stock under the Company's Certificate of Incorporation, then the fair market value per share of the Warrant Stock shall be determined by aggregating all amounts to be payable per share to holders of the Warrant Stock in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Warrant Stock in liquidation, assuming for the purposes of this subsection that all of the

shares of Warrant Stock issuable upon exercise of all of the Warrants are outstanding at the Determination Date; or

(4) In all other cases, the fair market value per share of the Warrant Stock shall be determined in good faith by the Company's Board of Directors upon review of relevant factors.

1.5. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock reasonably determined by The Board of Directors of the Company (and, in the case of a conversion of this Warrant, in accordance with Section 1.4(c)).

2. Certain Adjustments. The Purchase Price and the number of shares of Warrant Stock deliverable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

2.1 Subdivision, Consolidation, Reclassification or Change in Common Stock. In the event of any subdivision, consolidation, reclassification or change of the Common Stock into a greater or lesser number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Stock shall be proportionately reduced. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.2 Subdivision, Consolidation, Reclassification or Change in Warrant Stock. In the event of any consolidation, reclassification or change of the Warrant Stock into a lesser number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be proportionally decreased and the Purchase Price for such Warrant Stock shall be proportionately increased. In the event of any subdivision, reclassification or change of the Warrant Stock into a greater number or different class or classes of stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be proportionally increased and the Purchase Price for such Warrant Stock shall be proportionately reduced. Any adjustment made pursuant to this Section 2.2 shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.3 Dividends or Other Distributions. In the event that the Company issues additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be determined in accordance with the terms of the Certificate of Incorporation, and the Purchase Price for such Warrant Stock shall be proportionately reduced. Any adjustment made pursuant to this Section 2.3 shall become effective

immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

2.4 Merger, Consolidation or Sale of Assets. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange

for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

2.5 Under the Anticipated Qualified Financing. The Company and Holder acknowledge that the number of shares purchasable under this Warrant is intended to represent six percent of the Company's Modified Fully Diluted Shares after the occurrence of the Anticipated Qualified Financing as calculated pursuant to the Capitalization Table, attached hereto as Exhibit A. If the Anticipated Qualified Financing raises any amount other than the anticipated $15,150,000, then the Modified Fully Diluted Shares shall be recalculated in the same manner as set forth on Exhibit A and the amount of Warrant Shares shall be increased or reduced, as the case may be, to an amount equal to six percent of the recalculated Modified Fully Diluted Shares. As used herein, "Anticipated Qualified Financing" means (i) a sale of the common shares of the Company that results in gross proceeds to the Company in connection with that certain Private Placement memorandum dated July 29, 2009, plus (ii) the exchange of certain convertible notes issued by the Company in the aggregate original principle amount of $11,150,000 for shares of the Company's common stock. "Modified Fully Diluted Shares" means as if all outstanding convertible stock, warrants, and stock options that are, directly or indirectly convertible into common stock of the Company at a price of $0.75 or less had been so converted into common stock.

2.6 Subsequent Equity Sales. (a) During the period beginning on the initial closing date of the Financing (as defined in Section 6.1) and ending on the date that is 12 months after the Effective Date (as defined in Section 6.1), while this Warrant is outstanding, if the Company or any Subsidiary thereof, as applicable, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) (i) any warrants entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then effective Exercise Price (such lower price, the "Warrant

Base Share Price," and such issuances collectively, a "Warrant Dilutive Issuance") (if the holder of the warrants so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Warrant Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Warrant Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Purchase Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Purchase Price prior to such adjustment and (ii) any Common Stock or Common Stock Equivalents (other than warrants) (as defined below) entitling any Person to acquire shares of Common Stock, at an effective price per share less than $0.20 (as may be adjusted for stock splits, stock dividends and similar events) (such lower price, the "Common Stock Base Share Price," and such issuances collectively, a "Common Stock Dilutive Issuance" and together with a Warrant Dilutive Issuance, a "Dilutive Issance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than $0.20 (as may be adjusted for stock splits, stock dividends and similar events), such issuance shall be deemed to have occurred for less than $0.20 (as may be adjusted for stock splits, stock dividends and similar events) on such date of the Common Stock Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Common Stock Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Purchase Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Purchase Price prior to such adjustment. Such adjustments shall be made whenever a Dilutive Issuance is made, subject to this Section 2.6. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 2.6 in respect of an Exempt Issuance.

(b) For purposes of this Section 2.6 "**Exempt Issuance**" shall mean (A) shares of Common Stock or Common Stock Equivalents issued or issuable to directors, officers, employees or consultants of the Company in connection with their service as directors or officers of the Company, their employment by the Company or their retention as consultants by the Company pursuant to any benefit plans, programs or agreements approved by the Company's board of directors or any committee thereof (provided, however, all future issuances to consultants shall be limited to 7% of the outstanding shares of Common Stock on a fully-diluted basis (exclusive of any outstanding warrants of the Company) as of the date of issuance, in the aggregate, during any 12 month period, except that it is expressly acknowledged and agreed that the limitation set forth in this proviso shall not be applicable to any shares of Common Stock or Common Stock Equivalents issued or issuable pursuant to existing agreements previously approved by

the Company's board of directors or any committee thereof), (B) shares of Common Stock issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, (C) securities issued in connection with an acquisition, combination, strategic alliance or similar transaction, which transactions are approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (D) shares of Common Stock or Common Stock Equivalents issued (or issuable upon exercise of rights, options or warrants outstanding from time to time) for bona fide services, (E) shares of Common Stock or Common Stock Equivalents issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution, (F) shares of Common Stock issuable upon exercise of rights, options, warrants, notes or other rights to acquire securities of the Company outstanding as of the date hereof, including any shares of Common Stock issuable upon conversion of the Company's senior secured convertible notes, in the aggregate original principal amount of $11,150,000 (the "Notes"), or pursuant to any antidilution or price protection provisions granted with respect thereto and (G) shares of Common Stock or Common Stock Equivalents issued or issuable pursuant to the terms of the financing currently contemplated by the Company to raise up to $10 million, including any shares of Common Stock issuable upon exercise of the warrants issued in connection therewith, and including any shares of Common Stock or Common Stock Equivalents issued or issuable pursuant to any antidilution or price protection provisions set forth in the warrants issued in connection therewith or the Securities Purchase Agreement in connection therewith, including any provisions which are substantially similar to the provisions set forth in this Section 2.5 hereof. "**Common Stock Equivalents**" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c) The Company shall notify the Holder, in writing, no later than one (1) Trading Day following the issuance of any warrants, Common Stock or Common Stock Equivalents subject to this Section 2.6, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2.6, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is

entitled to receive a number of Warrant Shares based upon the Warrant Base Share Price or the Common Stock Base Share Price, as applicable, regardless of whether the Holder accurately refers to the Warrant Base Share Price or the Common Stock Base Share Price, as applicable, in the Purchase Form.

2.7 Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

3. Compliance with Securities Act.

3.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

3.2 Investment Letter. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

3.3 Legend. Certificates delivered to the Holder pursuant to Section 1.3 shall bear the following legend or a legend in substantially similar form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES."

4. Reservation of Stock. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Warrant Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

5. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

6. Registration Rights.

6.1 Definitions. In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms shall have the meanings indicated in this Section 6.1:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means the final closing date of the Financing.

"Commission" means the United States Securities and Exchange Commission.

"Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means within 60 calendar days after the Closing, whichever is later.

"Financing" means, that certain financing currently contemplated by the Company to raise up to $10 million through the sale of Common Stock.

"Indemnifying Party" has the meaning set forth in Section 6.5(c).

"Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys' fees.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means shares of Common Stock issuable upon exercise of this Warrant; provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, however, that shares of Common Stock shall cease to be Registrable Securities upon any permitted sale of such shares pursuant to (i) a registration statement filed under the Securities Act, or (ii) Rule 144 promulgated under the Securities Act.

"Registration Statement" means each registration statement required to be filed under this Section 6, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Required Effectiveness Date" means within 90 calendar days after the Filing Date, or within 180 calendar days after the Filing Date in the event the Registration Statement is reviewed by the Commission.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"**Selling Stockholder Questionnaire**" means a questionnaire as may reasonably be adopted by the Company from time to time.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the NYSE, the NYSE Amex, the NASDAQ Stock Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"**Transfer Agent**" means Empire Stock Transfer, Inc., or any successor transfer agent for the Company.

6.2 Registration Statement.

(a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act).

(b) The Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than five (5) Trading Days following the date that the Selling Stockholder Questionnaire is provided by the Company to the Holder. At least five (5) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify the Holder of the information the Company requires from the Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. The Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless the Holder has returned to the Company a completed and signed Selling Stockholder

Questionnaire and a response to any requests for further information as described in the previous sentence. If the Holder returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts at the expense of the Holder who failed to return the Selling Stockholder Questionnaire or to respond for further information to take such actions as are required to name the Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. The Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 6.2(b) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(c) The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Warrant Shares covered by such Registration Statement have been sold or that all Warrant Shares that would otherwise be covered by such Registration Statement can be resold by the Holder without restriction (including volume limitations and current public information requirements) pursuant to Rule 144 of the Securities Act (the **"Effectiveness Period"**); provided that, upon notification by the Commission that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it become effective on 4:00 p.m. New York City time on the Effective Date and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date. For purposes of clarification, in the event that the Holder is able to resell such Holder's Warrant Shares without restriction (including volume limitations) pursuant to Rule 144 of the Securities Act, the Company shall not have any obligation to keep the Registration Statement continuously effective to cover the resale of the Holder's Warrant Shares. Failure to so notify the Holder within two (2) Trading Days of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 6.2(e).

(d) The Company shall notify the Holder in writing promptly (and in any event within five Trading Days) after receiving notification from the Commission that the Registration Statement has been declared effective.

(e) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to the Holder an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Warrant Shares held by the

Holder as of the date of such Event, multiplied by (ii) the purchase price paid by the Holder for such Warrant Shares then held; provided, however, that the total amount of payments pursuant to this Section 6.2(e) shall not exceed, when aggregated with all such payments paid, six percent (6%) of the aggregate purchase price of the Warrant Shares issued pursuant to this Warrant. The payments to which the Holder shall be entitled pursuant to this Section 6.2(e) are referred to herein as "**Event Payments**." Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. Notwithstanding the foregoing, the maximum payment to the Holder associated with all Events in the aggregate shall not exceed (i) in any 30-day period, an aggregate of 1.0% of the purchase price paid by the Holder for its Warrant Shares then held (plus interest accrued thereon, if applicable) and (ii) 6.0% of the purchase paid by the Holder for its Warrant Shares then held. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

For such purposes, each of the following shall constitute an "**Event**":

(i) the Registration Statement is not filed on or prior to the Filing Date;

(ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be "reviewed" or will not be subject to further review; or

(iii)the Company does not respond to comments received from the Commission with respect to the Registration Statement within 30 calendar days of receipt of such comments.

(f) Notwithstanding anything in this Agreement to the contrary, after sixty (60) consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Holder, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Holder immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as

relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, the Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration until the Holder is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company's Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company's rights under this Section 6.2(f) may be exercised for a period of no more than 20 Trading Days at a time and not more than once in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6.2(f), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Holder to publicly resell its Registrable Securities pursuant to such effective Registration Statement.

(g) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 6.2(e), if any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and the Securities Act (the "**SEC Guidance**") sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by the Holder as to its Registrable Securities, the Company will reduce, on a pro rata basis, all Registrable Securities and any other securities included in the Registration Statement, other than those securities (which shall not be subject to such pro rata reduction) included in the Registration Statement that were issued pursuant to that certain Mutual Settlement, Release and Waiver Agreement, as amended, dated as of June 18, 2009, by and among the Company, Zoo Games, Inc., Zoo Publishing, Inc. and the individual plaintiffs set forth therein, and other than those securities (which shall not be subject to such pro rata reduction) included in the Registration Statement that were issued upon conversion of the Notes. Thereafter, the securities that may be included in the Registration Statement shall be determined among the Warrant Shares held by the Holder and the registrable securities issued or issuable in connection with the Financing, and the number of Warrant Shares which may be included shall be determined by multiplying the total number of shares available for inclusion in such Registration Statement by a fraction, the numerator of which shall be the total number of Warrant Shares held by the Holder, and the denominator of which shall equal the total number of Warrant Shares held by the Holder plus the total number of shares issued or issuable in connection with the Financing, after giving effect to such cutbacks. In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder's allotment. If for any reason the Commission does not

permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to this Section 6.2, or for any other reason any Registrable Securities are not permitted by the Commission to be included in a Registration Statement filed under this Agreement, then the Company shall prepare and file as soon as possible after the date on which the Commission shall indicate as being the first date or time that such filing may be made, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Notwithstanding the foregoing, the Company shall only have such obligations until the earlier of (i) all Registrable Securities have been registered pursuant to an effective Registration Statement, (ii) the Registrable Securities may be resold without restriction (including volume limitations and current public information requirements) pursuant to Rule 144 of the Securities Act or (iii) the Holder agrees to be named as an underwriter in any such Registration Statement. The Company shall cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effective Date, and shall use its best efforts to keep such Registration Statement effective under the Securities Act during the entire Effectiveness Period.

6.3 Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

(a) (i) Subject to Section 6.2(f), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(b) Notify the Holder as promptly as reasonably possible, and (if requested by the Holder confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state

governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (viii) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to the Holder until such information otherwise becomes public, unless disclosure by the Holder is required by law; provided, further, that notwithstanding the Holder's agreement to keep such information confidential, the Holder makes no acknowledgement that any such information is material, non-public information.

(c) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(d) If requested by the Holder, provide the Holder without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(e) (i) In the time and manner as may be required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Holder evidence of such listing; and (iv) during the Effectiveness Period, maintain the listing of such shares of Common Stock on each such Trading Market, as applicable.

(f) Prior to any resale of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with the selling Holder in connection with the registration

or qualification (or exemption from such registration or qualification) of such Registrable Securities for resale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as the Holder may reasonably request.

(h) Upon the occurrence of any event described in Section 6.3(b)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Cooperate with any reasonable due diligence investigation undertaken by the Holder in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to the Holder material, nonpublic information unless the Holder requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

(j) Comply with all rules and regulations of the Commission applicable to the registration of the Registrable Securities.

(k) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Holder or to make any Event Payments set forth in Section 6.2(d) to the Holder that such Holder furnish to the Company information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably

required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(l) The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.4 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Section 6 of this Warrant, whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company's counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with any documents or information required by FINRA Rule 5110 to be filed with FINRA, with respect to any filing that may be required to be made by any broker through which the Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of the Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holder.

6.5 Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holder, the officers, directors, partners, members, agents and employees of each of them, each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder for use therein, or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Holder in writing expressly for use in the Registration Statement, or (ii) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Holder, and the Holder seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b) Indemnification by the Holder. The Holder shall indemnify and hold harmless the Company and its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of the Holder's failure to comply with the prospectus delivery requirements of the Securities Act, or any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Holder furnished to the Company by the Holder in writing expressly for use therein, or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement (it being understood that the information provided by the Holder to the Company in the Selling Stockholder

Questionnaire and other information provided by the Holder to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by the Holder in writing expressly for use in the Registration Statement), such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of the selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "**Indemnified Party**"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "**Indemnifying Party**") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such

Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Sections 5.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.5(d), the Holder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Holder from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of

such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.6 Dispositions. The Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the plan of distribution set forth in the Prospectus. The Holder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.3(b)(v), (vi) or (vii), the Holder will discontinue disposition of such Registrable Securities under the Registration Statement until the Holder is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder not then eligible to sell all of its Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Holder requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that the priority of the shares to be included in such Registration Statement shall be on the same terms set forth in Section 6.2(g) hereof. If an offering in connection with which the Holder is entitled to registration under this Section 6.7 is an underwritten offering, then the Holder shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and

substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness the registration statement for which piggy-back registration has been provided in this Section 6.7, any Event Payments payable to the Holder whose Registrable Securities are included in such registration statement shall terminate and no longer be payable.

7. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth hereof and to the provisions of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

8. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

9. Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at Zoo Entertainment, Inc., 2121 Avenue of the Stars, Suite 2500, Los Angeles, CA 90067, Attn: President, or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

10. Amendment, Modification and Waiver. This Warrant may be amended or modified, and any provision hereof and thereof may be waived, with the written consent of the Company and the Holder. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ZOO ENTERTAINMENT, INC.

By:______________________________
Name:
Title:

EXHIBIT A

PURCHASE FORM

To: ZOO ENTERTAINMENT, INC.

The undersigned pursuant to the provisions set forth in the attached Warrant (No. W-____), hereby irrevocably elects to (check one):

_____ (A) purchase ___ shares of Common Stock, par value $0.001 per share (the "Common Stock") of ZOO ENTERTAINMENT, INC., covered by such Warrant and herewith makes payment of $___________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or

_____ (B) convert ___ Converted Warrant Shares into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section 1.4 of the Warrant.

The Common Stock for which the Warrant may be exercised or converted shall be known herein as the "Warrant Stock."

The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

The undersigned represents and warrants that it is an (a) an "accredited investor" as defined in Rule 501(a) under the Securities Act, (b) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and/or (c) a non-U.S. person and satisfies the other conditions for issuance under the provisions of Regulation S. The undersigned represents and

warrants that it is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or (2) the Company receives an opinion satisfactory to the Company of the undersigned's legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

Dated:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: _________ , 200_

Holder's Signature:

Holder's Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C
Capitalization Table

Zoo Entertainment, Inc.
Cap Table Study 3.31.09

Shareholder	Zoo Entertainment Shares Issued	As a Percentage	Penny Warrants	Total Shares and Penny Warrants	As a Percentage of DFTW	Conv Debt
Atkins, Betsy	54,107	0.1503%		54,107	0.1536%	
Back Bay LLC		0.0000%	1,818,182	1,818,182	5.1630%	$ 2,000,000
Banque Privee Edmond de Rothschild Europe	87,791	0.2438%		87,791	0.2493%	
Barry Regenstein (restricted)	50,000	0.1389%		50,000	0.1420%	
Bear Island Paper Company LLC Thrift Plan - Aggressive Growth Fund	189,692	0.5268%		189,692	0.5387%	
Brant Trust f/b/o Daisey Elizabeth Brant	175,582	0.4876%		175,582	0.4986%	
Brant, Kelly	56,186	0.1560%		56,186	0.1596%	
Brant, Peter M.	2,048,127	5.6882%		2,048,127	5.8160%	
Brant, Ryan	1,719,712	4.7761%		1,719,712	4.8834%	
Bricker, Charles	3,512	0.0098%		3,512	0.0100%	
Bruce Gropper (restricted)	75,000	0.2083%		75,000	0.2130%	
Carney, James E. & Kathleen	17,558	0.0488%		17,558	0.0499%	
Caviggia, George	5,267	0.0146%		5,267	0.0150%	
Caviggia, Richard & George	21,070	0.0585%		21,070	0.0598%	
Chadwick, Melvin	17,558	0.0488%		17,558	0.0499%	
Charles Bentz (restricted)	75,000	0.2083%		75,000	0.2130%	
Cipher 06		0.0000%	136,364	136,364	0.3872%	$ 150,000
Cummings, Susan & Lee	785,771	2.1823%		785,771	2.2313%	
Daniel Kim (restricted)	40,000	0.1111%		40,000	0.1136%	
Davies, Anthony	59,418	0.1650%		59,418	0.1687%	
DeLoura, Mark				-	0.0000%	
Dobies, Edward	35,116	0.0975%		35,116	0.0997%	

DSI - Bruce Kain	241,130	2.6787%		241,130	0.6847%	
DSI - Cristie Walsh	86,806	0.9643%		86,806	0.2465%	
DSI - Mercey Gonzalez	241,130	2.6787%		241,130	0.6847%	
DSI - Raymond Piece	86,806	0.9643%		86,806	0.2465%	
DSI - Steve Newton	118,521	1.3167%		118,521	0.3366%	
DSI - Susan Kain	839,127	9.3219%		839,127	2.3828%	
DSI - Wesley Kain	241,130	2.6787%		241,130	0.6847%	
Europlay Capital		0.0000%	454,545	454,545	1.2908%	$ 500,000
Finkelstein, Kenneth				-	0.0000%	
Fraioli, Donato A. & Denise	17,558	0.0488%		17,558	0.0499%	
Fraioli, Donato M. &Rosemarie	17,558	0.0488%		17,558	0.0499%	
Fremed, David	142,839	0.3967%		142,839	0.4056%	
Fries, Ed	54,107	0.1503%		54,107	0.1536%	
Garden State Securities	-	0.0000%		-	0.0000%	
Greenwood, J. Eric	27,826	0.0773%		27,826	0.0790%	
Gsell, Evan	82,460	0.2290%		82,460	0.2342%	
Hefner, Kelly	17,558	0.0488%		17,558	0.0499%	
HLTGT, LLC	101,571	0.2821%		101,571	0.2884%	
IA Capital Partners	17,558	0.0488%		17,558	0.0499%	
Irvin, James	8,779	0.0244%		8,779	0.0249%	
Jack Straw Partners LLC	234,570	0.6515%		234,570	0.6661%	
Jay Wolf (restricted)	125,000	0.3472%		125,000	0.3550%	
John Bendheim	250,000	0.6943%		250,000	0.7099%	
John Lemak	90,909	0.2525%		90,909	0.2582%	$ 100,000
Knight's Bridge Capital Partners Fund I (U.S.), LP	99,288	0.2757%		99,288	0.2819%	
Knight's Bridge Capital Partners Fund I, L.P.	827,784	2.2990%		827,784	2.3506%	
L&M Arts, LLC	351,164	0.9753%		351,164	0.9972%	
LAF Holdings, LLC	3,512	0.0098%		3,512	0.0100%	
Lazzara, Robert				-	0.0000%	
Lee, Ed	54,107	0.1503%		54,107	0.1536%	
Libby, Daniel & Laura	35,116	0.0975%		35,116	0.0997%	
Lindzon Capital Partners	8,779	0.0244%		8,779	0.0249%	

Lipp, Brady	17,558	0.0488%		17,558	0.0499%	
Monteparte, Robert & Lori	8,779	0.0244%		8,779	0.0249%	
Montero, Andrew	17,558	0.0488%		17,558	0.0499%	
MW Holdings, LP	17,558	0.0488%		17,558	0.0499%	
Nardi, David	106,599	0.2961%		106,599	0.3027%	
Others	346,000	0.9609%		346,000	0.9825%	
Payne, Jon				-	0.0000%	
Peretz, Amiel	234,570	0.6515%		234,570	0.6661%	
Petzold, Carsten	46,557	0.1293%		46,557	0.1322%	
Philco Investments LLC	52,675	0.1463%		52,675	0.1496%	
Prager, William, Jr.	8,779	0.0244%		8,779	0.0249%	
Prenafeta, Marc	17,558	0.0488%		17,558	0.0499%	
R&F Market. LLC	351,164	0.9753%		351,164	0.9972%	
Radar IP - Apogee Software Ltd.	574,153	1.5946%		574,153	1.6304%	
Radar IP - James Perkins	229,661	0.6378%		229,661	0.6522%	
Radar IP - John Heptig	57,942	0.1609%		57,942	0.1645%	
Radar IP - Scott Miller	191,735	0.5325%		191,735	0.5445%	
Rob Ellin (restricted)	250,000	0.6943%		250,000	0.7099%	
Rosenbaum, David	117,478	0.3263%		117,478	0.3336%	
Rotondo, John & Dorothy	17,558	0.0488%		17,558	0.0499%	
S.A.C. Venture Investments, LLC	1,334,422	3.7061%		1,334,422	3.7893%	$ 1,850,000
SAC Capital		0.0000%	1,681,818	1,681,818	4.7758%	
Sandor Capital	272,727	0.7574%		272,727	0.7745%	$ 300,000
Seremet, Mark	645,825	1.7936%		645,825	1.8339%	
Sheppard W. Zinovoy Trust	17,558	0.0488%		17,558	0.0499%	
Smith, William & Bonnie	17,558	0.0488%		17,558	0.0499%	
Smuckler, Howard	25,396	0.0705%		25,396	0.0721%	
Soundpost	909,090	2.5248%		909,090	2.5815%	$ 500,000
Soundpost Capital Offshore, Ltd.	168,559	0.4681%		168,559	0.4787%	$ 500,000
Soundpost Capital, LP	182,605	0.5071%		182,605	0.5185%	
Steve Leon (restricted)	75,000	0.2083%		75,000	0.2130%	
t7m7 Gmbh	27,932	0.0776%		27,932	0.0793%	
Tatiana Miller (restricted)	10,000	0.0278%		10,000	0.0284%	

Tenia Walker (restricted)	25,000	0.0694%		25,000	0.0710%	
TGT Capital Partners, LP	567,164	1.5752%		567,164	1.6106%	
Third Point Partners LP	318,154	0.8836%		318,154	0.9035%	
Third Point Partners Qualified LP	384,173	1.0670%		384,173	1.0909%	
Toibb Investment LLC	1,419,867	3.9434%		1,419,867	4.0320%	
Tomasko, Joseph & Stephanie	8,779	0.0244%		8,779	0.0249%	
Trinad Capital Master Fund	9,551,908	26.5282%		9,551,908	27.1243%	$ 4,500,000
Trinad Management		0.0000%	681,818	681,818	1.9361%	$ 750,000
Twin Investment Co.	70,233	0.1951%		70,233	0.1994%	
Underwood, Natalie	38,923	0.1081%		38,923	0.1105%	
VAE LLC	17,558	0.0488%		17,558	0.0499%	
Wells Fargo Bank Rolloer C/F Harris Toibb	279,330	0.7758%		279,330	0.7932%	
Wilson, Keith	54,107	0.1503%		54,107	0.1536%	
Winterbottom, Devin	54,107	0.1503%		54,107	0.1536%	
Zinovoy, Halley	350,644	0.9738%		350,644	0.9957%	
ZOO - Barry Hatch	506,473	1.4066%		506,473	1.4382%	
ZOO - Ian Stewart	506,473	1.4066%		506,473	1.4382%	
New Money form Others	-	0.0000%		-	0.0000%	
New Money from Karfunkle				-	0.0000%	
To Karfunkel for Assets		0.0000%		-	0.0000%	
	30,442,611	100%	4,772,727	35,215,338	100%	$ 11,150,000

Zoo Price $ 0.20

New Money and Empire Merger	Shares to Investors	Total Shares, Penny Warrants and Post Financing	As a % of Zoo Entertainment	At the Money Options	Fully Diluted Excluding Out of the money Options and Warrants	As a %
	-	54,107	0.0488%		54,107	0.0449%
	10,000,000	11,818,182	10.6503%		11,818,182	9.8066%
	-	87,791	0.0791%		87,791	0.0728%
	-	50,000	0.0451%		50,000	0.0415%
	-	189,692	0.1709%		189,692	0.1574%
	-	175,582	0.1582%		175,582	0.1457%
	-	56,186	0.0506%		56,186	0.0466%
	-	2,048,127	1.8457%		2,048,127	1.6995%
	-	1,719,712	1.5498%		1,719,712	1.4270%
	-	3,512	0.0032%		3,512	0.0029%
	-	75,000	0.0676%		75,000	0.0622%
	-	17,558	0.0158%		17,558	0.0146%
	-	5,267	0.0047%		5,267	0.0044%
	-	21,070	0.0190%		21,070	0.0175%
	-	17,558	0.0158%		17,558	0.0146%
	-	75,000	0.0676%		75,000	0.0622%
	750,000	886,364	0.7988%		886,364	0.7355%
	-	785,771	0.7081%		785,771	0.6520%
	-	40,000	0.0360%		40,000	0.0332%
	-	59,418	0.0535%		59,418	0.0493%
	-	-	0.0000%		-	0.0000%
	-	35,116	0.0316%		35,116	0.0291%

-	241,130	0.2173%	241,130	0.2001%
-	86,806	0.0782%	86,806	0.0720%
-	241,130	0.2173%	241,130	0.2001%
-	86,806	0.0782%	86,806	0.0720%
-	118,521	0.1068%	118,521	0.0983%
-	839,127	0.7562%	839,127	0.6963%
-	241,130	0.2173%	241,130	0.2001%
2,500,000	2,954,545	2.6626%	2,954,545	2.4517%
-	-	0.0000%	-	0.0000%
-	17,558	0.0158%	17,558	0.0146%
-	17,558	0.0158%	17,558	0.0146%
-	142,839	0.1287%	142,839	0.1185%
-	54,107	0.0488%	54,107	0.0449%
-	-	0.0000%	-	0.0000%
-	27,826	0.0251%	27,826	0.0231%
-	82,460	0.0743%	82,460	0.0684%
-	17,558	0.0158%	17,558	0.0146%
-	101,571	0.0915%	101,571	0.0843%
-	17,558	0.0158%	17,558	0.0146%
-	8,779	0.0079%	8,779	0.0073%
-	234,570	0.2114%	234,570	0.1946%
-	125,000	0.1126%	125,000	0.1037%
-	250,000	0.2253%	250,000	0.2074%
500,000	590,909	0.5325%	590,909	0.4903%
-	99,288	0.0895%	99,288	0.0824%
-	827,784	0.7460%	827,784	0.6869%
-	351,164	0.3165%	351,164	0.2914%
-	3,512	0.0032%	3,512	0.0029%
-	-	0.0000%	-	0.0000%
-	54,107	0.0488%	54,107	0.0449%
-	35,116	0.0316%	35,116	0.0291%
-	8,779	0.0079%	8,779	0.0073%

-	17,558	0.0158%		17,558	0.0146%
-	8,779	0.0079%		8,779	0.0073%
-	17,558	0.0158%		17,558	0.0146%
-	17,558	0.0158%		17,558	0.0146%
-	106,599	0.0961%		106,599	0.0885%
-	346,000	0.3118%		346,000	0.2871%
-	-	0.0000%		-	0.0000%
-	234,570	0.2114%		234,570	0.1946%
-	46,557	0.0420%		46,557	0.0386%
-	52,675	0.0475%		52,675	0.0437%
-	8,779	0.0079%		8,779	0.0073%
-	17,558	0.0158%		17,558	0.0146%
-	351,164	0.3165%		351,164	0.2914%
-	574,153	0.5174%		574,153	0.4764%
-	229,661	0.2070%		229,661	0.1906%
-	57,942	0.0522%		57,942	0.0481%
-	191,735	0.1728%		191,735	0.1591%
-	250,000	0.2253%		250,000	0.2074%
-	117,478	0.1059%	3,182,284	3,299,762	2.7381%
-	17,558	0.0158%		17,558	0.0146%
9,250,000	10,584,422	9.5385%		10,584,422	8.7829%
-	1,681,818	1.5156%		1,681,818	1.3956%
1,500,000	1,772,727	1.5976%		1,772,727	1.4710%
-	645,825	0.5820%	6,364,568	7,010,393	5.8172%
-	17,558	0.0158%		17,558	0.0146%
-	17,558	0.0158%		17,558	0.0146%
-	25,396	0.0229%		25,396	0.0211%
2,500,000	3,409,090	3.0722%		3,409,090	2.8288%
2,500,000	2,668,559	2.4049%		2,668,559	2.2143%
-	182,605	0.1646%		182,605	0.1515%
-	75,000	0.0676%		75,000	0.0622%
-	27,932	0.0252%		27,932	0.0232%
-	10,000	0.0090%		10,000	0.0083%

-	17,558	0.0158%		17,558	0.0146%
-	8,779	0.0079%		8,779	0.0073%
-	17,558	0.0158%		17,558	0.0146%
-	17,558	0.0158%		17,558	0.0146%
-	106,599	0.0961%		106,599	0.0885%
-	346,000	0.3118%		346,000	0.2871%
-	-	0.0000%		-	0.0000%
-	234,570	0.2114%		234,570	0.1946%
-	46,557	0.0420%		46,557	0.0386%
-	52,675	0.0475%		52,675	0.0437%
-	8,779	0.0079%		8,779	0.0073%
-	17,558	0.0158%		17,558	0.0146%
-	351,164	0.3165%		351,164	0.2914%
-	574,153	0.5174%		574,153	0.4764%
-	229,661	0.2070%		229,661	0.1906%
-	57,942	0.0522%		57,942	0.0481%
-	191,735	0.1728%		191,735	0.1591%
-	250,000	0.2253%		250,000	0.2074%
-	117,478	0.1059%	3,182,284	3,299,762	2.7381%
-	17,558	0.0158%		17,558	0.0146%
9,250,000	10,584,422	9.5385%		10,584,422	8.7829%
-	1,681,818	1.5156%		1,681,818	1.3956%
1,500,000	1,772,727	1.5976%		1,772,727	1.4710%
-	645,825	0.5820%	6,364,568	7,010,393	5.8172%
-	17,558	0.0158%		17,558	0.0146%
-	17,558	0.0158%		17,558	0.0146%
-	25,396	0.0229%		25,396	0.0211%
2,500,000	3,409,090	3.0722%		3,409,090	2.8288%
2,500,000	2,668,559	2.4049%		2,668,559	2.2143%
-	182,605	0.1646%		182,605	0.1515%
-	75,000	0.0676%		75,000	0.0622%
-	27,932	0.0252%		27,932	0.0232%
-	10,000	0.0090%		10,000	0.0083%

	-	25,000	0.0225%		25,000	0.0207%
	-	567,164	0.5111%		567,164	0.4706%
	-	318,154	0.2867%		318,154	0.2640%
	-	384,173	0.3462%		384,173	0.3188%
	-	1,419,867	1.2796%		1,419,867	1.1782%
	-	8,779	0.0079%		8,779	0.0073%
	22,500,000	32,051,908	28.8846%		32,051,908	26.5964%
	3,750,000	4,431,818	3.9939%		4,431,818	3.6775%
	-	70,233	0.0633%		70,233	0.0583%
	-	38,923	0.0351%		38,923	0.0323%
	-	17,558	0.0158%		17,558	0.0146%
	-	279,330	0.2517%		279,330	0.2318%
	-	54,107	0.0488%		54,107	0.0449%
	-	54,107	0.0488%		54,107	0.0449%
	-	350,644	0.3160%		350,644	0.2910%
	-	506,473	0.4564%		506,473	0.4203%
	-	506,473	0.4564%		506,473	0.4203%
$ 4,000,000	20,000,000	20,000,000	18.0236%		20,000,000	16.5958%
	-	-	0.0000%		-	0.0000%
	-	-	0.0000%		-	0.0000%
$ 4,000,000	75,750,000	110,965,338	100.0000%	9,546,852	120,512,190	100.0000%
					128,204,457.81	
				Warrant @6%	7,692,267.47	
$ 15,150,000.00						
$ 75,750,000.00						

2.5089%	
1.6193%	
	4.1283%

Exhibit D
Form of Personal Guaranty

CONTINUING PERSONAL GUARANTY

I. Obligation Guaranteed. This continuing personal guaranty ("Guaranty") is entered into effective as of August 31, 2009 ("Effective Date"). For valuable consideration, David Rosenbaum, an individual residing at 9435 Shawnee Run Road, Cincinnati, OH 45243, (the "Guarantor") personally and unconditionally guarantees to Solutions 2 Go, LLC, a California limited liability company and Solutions 2 GO Inc., a Canadian corporation (collectively, "Lender") the payment of any and all Indebtedness of Zoo Entertainment, Inc. and any affiliate of Zoo Entertainment, Inc., including Zoo Publishing, Inc. (collectively the "Obligor") to Lender. Guarantor provides this Guaranty to induce Lender to extend credit to Obligor, an entity in which Guarantor is a direct or indirect shareholder and/or officer. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of Obligor now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, absolute or contingent, and whether Obligor may be liable individually or jointly with others, or whether recovery may be or hereafter become barred by an statute of limitations or otherwise become unenforceable. Indebtedness includes all obligations of Obligor to Lender arising under or related to that certain Advance Agreement between Zoo Entertainment, Inc., a Delaware corporation, Solutions 2 GO Inc., a Canadian corporation, and Solutions 2 Go, LLC a California limited liability company, regardless of whether such obligations currently exist or arise after the execution of this Guaranty.

II. Death, Insolvency, or Bankruptcy of Obligor. Guarantor unconditionally guarantees the payment of any and all Indebtedness of Obligor to Lender on demand of Lender, in lawful money of the United States.

III. Extent of Liability. The liability of Guarantor shall not exceed the sum of U. S. $1,999,999 (one million, nine-hundred, and ninety-nine Million Dollars U. S.) for principal, together with all interest upon the Indebtedness, and attorneys' fees, costs, and expenses as provided in Paragraph VII of this Guaranty. The liability of Guarantor under this Guaranty is exclusive and independent of any security for or other guarantee of the indebtedness of Obligor, whether executed by Guarantor or any other party, and the liability of Guarantor under this Agreement is not affected or impaired by (a) any Indebtedness exceeding Guarantor's liability; (b) any direction of application by Obligor or any other party; (c) any other continuing or other guaranty, undertaking, or maximum liability of Guarantor or of any other party as to the Indebtedness; (d) any payment made to Lender on the Indebtedness that Lender repays to Obligor or for the benefit of Obligor's creditors pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding (including but not limited to any bankruptcy preference claim brought against Lender); Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by virtue of any such proceeding.

IV. Joinder of Parties. The obligations of Guarantor hereunder are joint and several, and independent of the obligations of Obligor or any other guarantor, and a separate action or actions may be brought and prosecuted against any and/or all Guarantors whether action is brought against Obligor or whether Obligor be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting their liability under this Guaranty or the enforcement of this Guaranty. Any payment by Obligor or other circumstance that operates to toll any statute of limitation as to Obligor shall also operate to toll the statute of limitations as to Guarantor.

V. Waiver of Defenses.

A. Guarantor waives any right to require Lender to (1) proceed against Obligor; (2) proceed against or exhaust any security held from Obligor; or (3) pursue any other remedy in Lender's power whatsoever.

B. Guarantor waives any defense based on or arising out of any defense of Obligor other than payment in full of the Indebtedness, including without limitation any defense based on or arising out of the disability of Obligor, any alleged breach by Lender of any agreement between Lender and Obligor, the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of Obligor other than payment in full of the indebtedness.

C. Lender may, at its election, foreclose on any security held by Lender by one or more judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Obligor, or any security, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the Indebtedness has been paid.

D. Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by operation of Code of Civil Procedure Section 580d or otherwise.

E. Until all Indebtedness of Obligor to Lender is paid in full, even though that Indebtedness is in excess of Guarantor's liability under this Guaranty, Guarantor shall have no right of subrogation, shall waive any right to enforce any remedy that Lender now has or may hereafter have against Obligor, and shall waive any benefit of, and any right to, participation in any security now or hereafter held by Obligor. Guarantor waives all presentments, demands for performance, notices of protest, notices of dishonor, notices of acceptances of this guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

F. Guarantor assumes all responsibility for keeping itself informed of Obligor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope, and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that Lender shall have no duty to advise Guarantor of information known to him regarding those circumstances or risks.

VI. Attorneys' Fees and Costs. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses incurred by Lender in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

VII. Setoffs. In addition to all liens upon, and rights of setoff against the moneys, securities, or other property of Guarantor given to Lender by law, Lender shall have a right of setoff against all moneys, securities, and other property of Guarantor now or hereafter in the possession of Lender, whether held in a general or special account, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Guarantor.

VIII. Nonwaiver of Rights of Lender. No right or power of Lender under this Guaranty shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise that right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

IX. Fraudulent Transfer. Guarantor covenants and agrees that, until termination of all of the payment in full of the Indebtedness, Guarantor will not convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Guarantor's assets, however held, for less than fair, arms length consideration. Guarantor represents and warrants that those certain financial disclosure forms concerning Guarantor's financial position signed by Guarantor and dated August 28, 2009 accurately represents the assets and financial condition of Guarantor as of the date of this Guaranty.

X. Meaning of Terms. In all cases where there is more than one Obligor named herein, or when this guaranty is executed by more than one Guarantor, the word "Obligor" and the word "Guarantor" respectively shall mean all and any one or more of them, and all words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

XI. Effect on Heirs and Assigns. This Guaranty and the liability and obligations of Guarantor under this Guaranty are binding upon Guarantor and his respective heirs, executors, and assigns, and inure to the benefit of and are enforceable by Lender and its successors, transferees, and assigns.

XII. Governing Law and Modification. This Guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of Lender and by Guarantor.

XIII. Invalidity. If any provision of this Guaranty contravenes or is held invalid under the laws of any jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this Guaranty shall be construed and enforced accordingly.

XIV. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Indebtedness may be outstanding. This Guaranty includes Indebtedness arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the obligations of Obligor, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Indebtedness after prior obligations have been satisfied in whole or in part.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on August 31, 2009.

GUARANTOR – DAVID ROSENBAUM

By: ____

Name: ______________________________________

Date: ______________________________________

CONTINUING PERSONAL GUARANTY

I. Obligation Guaranteed. This continuing personal guaranty ("Guaranty") is entered into effective as of August 31, 2009 ("Effective Date"). For valuable consideration, Mark Seremet, an individual residing at 6550 Stoneham Place, Cincinnati OH 45236, (the "Guarantor") personally and unconditionally guarantees to Solutions 2 Go, LLC, a California limited liability company and Solutions 2 GO Inc., a Canadian corporation (collectively, "Lender") the payment of any and all Indebtedness of Zoo Entertainment, Inc. and any affiliate of Zoo Entertainment, Inc., including Zoo Publishing, Inc. (collectively the "Obligor") to Lender. Guarantor provides this Guaranty to induce Lender to extend credit to Obligor, an entity in which Guarantor is a direct or indirect shareholder and/or officer. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of Obligor now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, absolute or contingent, and whether Obligor may be liable individually or jointly with others, or whether recovery may be or hereafter become barred by an statute of limitations or otherwise become unenforceable. Indebtedness includes all obligations of Obligor to Lender arising under or related to that certain Advance Agreement between Zoo Entertainment, Inc., a Delaware corporation, Solutions 2 GO Inc., a Canadian corporation, and Solutions 2 Go, LLC a California limited liability company, regardless of whether such obligations currently exist or arise after the execution of this Guaranty.

II. Death, Insolvency, or Bankruptcy of Obligor. Guarantor unconditionally guarantees the payment of any and all Indebtedness of Obligor to Lender on demand of Lender, in lawful money of the United States.

III. Extent of Liability. The liability of Guarantor shall not exceed the sum of U. S. $1,999,999 (one million, nine-hundred, and ninety-nine Million Dollars U. S.) for principal, together with all interest upon the Indebtedness, and attorneys' fees, costs, and expenses as provided in Paragraph VII of this Guaranty. The liability of Guarantor under this Guaranty is exclusive and independent of any security for or other guarantee of the indebtedness of Obligor, whether executed by Guarantor or any other party, and the liability of Guarantor under this Agreement is not affected or impaired by (a) any Indebtedness exceeding Guarantor's liability; (b) any direction of application by Obligor or any other party; (c) any other continuing or other guaranty, undertaking, or maximum liability of Guarantor or of any other party as to the Indebtedness; (d) any payment made to Lender on the Indebtedness that Lender repays to Obligor or for the benefit of Obligor's creditors pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding (including but not limited to any bankruptcy preference claim brought against Lender); Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by virtue of any such proceeding.

IV. Joinder of Parties. The obligations of Guarantor hereunder are joint and several, and independent of the obligations of Obligor or any other guarantor, and a separate action or actions may be brought and prosecuted against any and/or all Guarantors whether action is brought against Obligor or whether Obligor be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting their liability under this Guaranty or the enforcement of this Guaranty. Any payment by Obligor or other circumstance that operates to toll any statute of limitation as to Obligor shall also operate to toll the statute of limitations as to Guarantor.

V. Waiver of Defenses.

A. Guarantor waives any right to require Lender to (1) proceed against Obligor; (2) proceed against or exhaust any security held from Obligor; or (3) pursue any other remedy in Lender's power whatsoever.

B. Guarantor waives any defense based on or arising out of any defense of Obligor other than payment in full of the Indebtedness, including without limitation any defense based on or arising out of the disability of Obligor, any alleged breach by Lender of any agreement between Lender and Obligor, the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of Obligor other than payment in full of the indebtedness.

C. Lender may, at its election, foreclose on any security held by Lender by one or more judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Obligor, or any security, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the Indebtedness has been paid.

D. Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by operation of Code of Civil Procedure Section 580d or otherwise.

E. Until all Indebtedness of Obligor to Lender is paid in full, even though that Indebtedness is in excess of Guarantor's liability under this Guaranty, Guarantor shall have no right of subrogation, shall waive any right to enforce any remedy that Lender now has or may hereafter have against Obligor, and shall waive any benefit of, and any right to, participation in any security now or hereafter held by Obligor. Guarantor waives all presentments, demands for performance, notices of protest, notices of dishonor, notices of acceptances of this guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

F. Guarantor assumes all responsibility for keeping itself informed of Obligor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope, and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that Lender shall have no duty to advise Guarantor of information known to him regarding those circumstances or risks.

VI. Attorneys' Fees and Costs. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses incurred by Lender in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

VII. Setoffs. In addition to all liens upon, and rights of setoff against the moneys, securities, or other property of Guarantor given to Lender by law, Lender shall have a right of setoff against all moneys, securities, and other property of Guarantor now or hereafter in the possession of Lender, whether held in a general or special account, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Guarantor.

VIII. Nonwaiver of Rights of Lender. No right or power of Lender under this Guaranty shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise that right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

IX. Fraudulent Transfer. Guarantor covenants and agrees that, until termination of all of the payment in full of the Indebtedness, Guarantor will not convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Guarantor's assets, however held, for less than fair, arms length consideration. Guarantor represents and warrants that those certain financial disclosure forms concerning Guarantor's financial position signed by Guarantor and dated August 30, 2009 accurately represents the assets and financial condition of Guarantor as of the date of this Guaranty.

X. Meaning of Terms. In all cases where there is more than one Obligor named herein, or when this guaranty is executed by more than one Guarantor, the word "Obligor" and the word "Guarantor" respectively shall mean all and any one or more of them, and all words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

XI. Effect on Heirs and Assigns. This Guaranty and the liability and obligations of Guarantor under this Guaranty are binding upon Guarantor and his respective heirs, executors, and assigns, and inure to the benefit of and are enforceable by Lender and its successors, transferees, and assigns.

XII. Governing Law and Modification. This Guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of Lender and by Guarantor.

XIII. Invalidity. If any provision of this Guaranty contravenes or is held invalid under the laws of any jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this Guaranty shall be construed and enforced accordingly.

XIV. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Indebtedness may be outstanding. This Guaranty includes Indebtedness arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the obligations of Obligor, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Indebtedness after prior obligations have been satisfied in whole or in part.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on August 31, 2009.

GUARANTOR – MARK SEREMET

By: ______________________________________

Name: ____________________________________

Title: ____________________________________

Date: ____________________________________

CONTINUING PERSONAL GUARANTY

I. Obligation Guaranteed. This continuing personal guaranty ("Guaranty") is entered into effective as of August 31, 2009 ("Effective Date"). For valuable consideration, Ryan Brant, an individual residing at 231 Coral Lane, Palm Beach, FL 33480, (the "Guarantor") personally and unconditionally guarantees to Solutions 2 Go, LLC, a California limited liability company and Solutions 2 GO Inc., a Canadian corporation (collectively, "Lender") the payment of any and all Indebtedness of Zoo Entertainment, Inc. and any affiliate of Zoo Entertainment, Inc., including Zoo Publishing, Inc. (collectively the "Obligor") to Lender. Guarantor provides this Guaranty to induce Lender to extend credit to Obligor, an entity in which Guarantor is a direct or indirect shareholder and/or officer. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of Obligor now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, absolute or contingent, and whether Obligor may be liable individually or jointly with others, or whether recovery may be or hereafter become barred by an statute of limitations or otherwise become unenforceable. Indebtedness includes all obligations of Obligor to Lender arising under or related to that certain Advance Agreement between Zoo Entertainment, Inc., a Delaware corporation, Solutions 2 GO Inc., a Canadian corporation, and Solutions 2 Go, LLC a California limited liability company, regardless of whether such obligations currently exist or arise after the execution of this Guaranty.

II. Death, Insolvency, or Bankruptcy of Obligor. Guarantor unconditionally guarantees the payment of any and all Indebtedness of Obligor to Lender on demand of Lender, in lawful money of the United States.

III. Extent of Liability. The liability of Guarantor shall not exceed the sum of U. S. $1,999,999 (one million, nine-hundred, and ninety-nine Million Dollars U. S.) for principal, together with all interest upon the Indebtedness, and attorneys' fees, costs, and expenses as provided in Paragraph VII of this Guaranty. The liability of Guarantor under this Guaranty is exclusive and independent of any security for or other guarantee of the indebtedness of Obligor, whether executed by Guarantor or any other party, and the liability of Guarantor under this Agreement is not affected or impaired by (a) any Indebtedness exceeding Guarantor's liability; (b) any direction of application by Obligor or any other party; (c) any other continuing or other guaranty, undertaking, or maximum liability of Guarantor or of any other party as to the Indebtedness; (d) any payment made to Lender on the Indebtedness that Lender repays to Obligor or for the benefit of Obligor's creditors pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding (including but not limited to any bankruptcy preference claim brought against Lender); Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by virtue of any such proceeding.

IV. Joinder of Parties. The obligations of Guarantor hereunder are joint and several, and independent of the obligations of Obligor or any other guarantor, and a separate action or actions may be brought and prosecuted against any and/or all Guarantors whether action is brought against Obligor or whether Obligor be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting their liability under this Guaranty or the enforcement of this Guaranty. Any payment by Obligor or other circumstance that operates to toll any statute of limitation as to Obligor shall also operate to toll the statute of limitations as to Guarantor.

V. Waiver of Defenses.

A. Guarantor waives any right to require Lender to (1) proceed against Obligor; (2) proceed against or exhaust any security held from Obligor; or (3) pursue any other remedy in Lender's power whatsoever.

B. Guarantor waives any defense based on or arising out of any defense of Obligor other than payment in full of the Indebtedness, including without limitation any defense based on or arising out of the disability of Obligor, any alleged breach by Lender of any agreement between Lender and Obligor, the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of Obligor other than payment in full of the indebtedness.

C. Lender may, at its election, foreclose on any security held by Lender by one or more judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Obligor, or any security, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the Indebtedness has been paid.

D. Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by operation of Code of Civil Procedure Section 580d or otherwise.

E. Until all Indebtedness of Obligor to Lender is paid in full, even though that Indebtedness is in excess of Guarantor's liability under this Guaranty, Guarantor shall have no right of subrogation, shall waive any right to enforce any remedy that Lender now has or may hereafter have against Obligor, and shall waive any benefit of, and any right to, participation in any security now or hereafter held by Obligor. Guarantor waives all presentments, demands for performance, notices of protest, notices of dishonor, notices of acceptances of this guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

F. Guarantor assumes all responsibility for keeping itself informed of Obligor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope, and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that Lender shall have no duty to advise Guarantor of information known to him regarding those circumstances or risks.

VI. Attorneys' Fees and Costs. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses incurred by Lender in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

VII. Setoffs. In addition to all liens upon, and rights of setoff against the moneys, securities, or other property of Guarantor given to Lender by law, Lender shall have a right of setoff against all moneys, securities, and other property of Guarantor now or hereafter in the possession of Lender, whether held in a general or special account, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Guarantor.

VIII. Nonwaiver of Rights of Lender. No right or power of Lender under this Guaranty shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise that right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

IX. Fraudulent Transfer. Guarantor covenants and agrees that, until termination of all of the payment in full of the Indebtedness, Guarantor will not convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Guarantor's assets, however held, for less than fair, arms length consideration. Guarantor represents and warrants that those certain financial disclosure forms concerning Guarantor's financial position signed by Guarantor and dated August 31, 2009 accurately represents the assets and financial condition of Guarantor as of the date of this Guaranty.

X. Meaning of Terms. In all cases where there is more than one Obligor named herein, or when this guaranty is executed by more than one Guarantor, the word "Obligor" and the word "Guarantor" respectively shall mean all and any one or more of them, and all words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

XI. Effect on Heirs and Assigns. This Guaranty and the liability and obligations of Guarantor under this Guaranty are binding upon Guarantor and his respective heirs, executors, and assigns, and inure to the benefit of and are enforceable by Lender and its successors, transferees, and assigns.

XII. Governing Law and Modification. This Guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of Lender and by Guarantor.

XIII. Invalidity. If any provision of this Guaranty contravenes or is held invalid under the laws of any jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this Guaranty shall be construed and enforced accordingly.

XIV. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Indebtedness may be outstanding. This Guaranty includes Indebtedness arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the obligations of Obligor, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Indebtedness after prior obligations have been satisfied in whole or in part.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on August 31, 2009.

GUARANTOR – RYAN BRANT

By: ____

Name: ______________________________________

Title: ______________________________________

Date: ______________________________________